SUPREMA SPECIALTIES, INC.





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                                 NOTE AGREEMENT

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                            DATED AS OF MARCH 9, 1998




          $10,500,000 16.5% SENIOR SUBORDINATED NOTES DUE MARCH 1, 2006

                                TABLE OF CONTENTS
                             (Not Part of Agreement)

                                                                                                       Page
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
1.       PAYMENTS......................................................................................  1
         1.1      Interest Payments....................................................................  1
         1.2      Capitalized Interest Amounts.........................................................  2
         1.3      Scheduled Principal Payments.........................................................  2
         1.4      Optional Principal Payments..........................................................  3
         1.5      Offer to Pay Upon Change in Management...............................................  4
         1.6      Delivery of Subordinated Notes in Payment of Warrant Purchase Price..................  5
         1.7      Application of Payments; Payments Among Noteholders..................................  5
         1.8      Notation of Notes on Payment.........................................................  6
         1.9      No Other Payments of Principal; Acquisition of Notes.................................  7
         1.10     Manner of Payments...................................................................  7

2.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.................................................  8
         2.1      Registration of Notes................................................................  8
         2.2      Exchange of Notes....................................................................  8
         2.3      Replacement of Notes.................................................................  8
         2.4      Issuance Taxes.......................................................................  9

3.       GENERAL COVENANTS.............................................................................  9
         3.1      Payment of Taxes and Claims..........................................................  9
         3.2      Maintenance of Properties; Corporate Existence; etc.................................. 10
         3.3      Payment of Notes and Maintenance of Office........................................... 10
         3.4      Pension Plans........................................................................ 11
         3.5      Private Offering..................................................................... 11
         3.6      Subsidiary Guaranty.................................................................. 11

4.       FINANCIAL COVENANTS........................................................................... 12
         4.1      Mergers and Consolidations........................................................... 12
         4.2      Disposition of Assets, Subsidiary Stock.............................................. 13
         4.3      Liens................................................................................ 15
         4.4      Net Worth............................................................................ 17
         4.5      Fixed Charge Coverage................................................................ 18
         4.6      Ratio of Debt to Pro Forma Consolidated Cash Flow.................................... 18
         4.7      Incurrence of Debt................................................................... 18
         4.8      Restricted Payments, Restricted Repurchases and Restricted
                  Investments.......................................................................... 21
         4.9      Seniority to Junior Subordinated Debt................................................ 22
         4.10     Line of Business..................................................................... 22
         4.11     Transactions with Affiliates......................................................... 23

5.       REPORTING COVENANTS........................................................................... 23
         5.1      Financial and Business Information................................................... 23
         5.2      Extension of Time to File SEC Reports................................................ 26
         5.3      Officer's Certificates............................................................... 26
         5.4      Accountants' Certificates............................................................ 27

                             (Not Part of Agreement)

                                                                                                       Page
                                                                                                       ----
         5.5      Inspection........................................................................... 27
         5.6      Confidential Information............................................................. 27

6.       EVENTS OF DEFAULT............................................................................. 29
         6.1      Events of Default.................................................................... 29
         6.2      Default Remedies..................................................................... 31
         6.3      Annulment of Acceleration of Notes................................................... 33

7.       SUBORDINATION................................................................................. 34
         7.1      General.............................................................................. 34
         7.2      Insolvency........................................................................... 34
         7.3      Proofs of Claim...................................................................... 34
         7.4      Payment Default in Respect of Senior Debt............................................ 35
         7.5      Significant Nonpayment Default in Respect of Senior Debt............................. 35
         7.6      Enforcement Notice................................................................... 36
         7.7      Standstill........................................................................... 36
         7.8      Turnover of Payments................................................................. 37
         7.9      Subordination Unaffected by Certain Events........................................... 37
         7.10     Waiver and Consent................................................................... 38
         7.11     Reinstatement of Subordination....................................................... 38
         7.12     Obligations Not Impaired............................................................. 38
         7.13     Payment of Senior Debt; Subrogation.................................................. 39
         7.14     Reliance of Holders of Senior Debt................................................... 39
         7.15     Identity of Holders of Senior Debt................................................... 39
         7.16     Amendments to Senior Credit Facility................................................. 39

8.       INTERPRETATION OF THIS AGREEMENT.............................................................. 40
         8.1      Terms Defined........................................................................ 40
         8.2      Other Definitions.................................................................... 62
         8.3      Accounting Principles................................................................ 62
         8.4      Directly or Indirectly............................................................... 63
         8.5      Section Headings and Table of Contents and Construction.............................. 63
         8.6      Governing Law........................................................................ 63
         8.7      General Interest Provisions.......................................................... 63

9.       MISCELLANEOUS................................................................................. 65
         9.1      Communications....................................................................... 65
         9.2      Reproduction of Documents............................................................ 65
         9.3      Survival; Entire Agreement........................................................... 66
         9.4      Successors and Assigns............................................................... 66
         9.5      Amendment and Waiver................................................................. 66
         9.6      Expenses............................................................................. 68
         9.7      Waiver of Jury Trial; Consent to Jurisdiction, etc................................... 69
         9.8      Execution in Counterpart............................................................. 70

Annex 1          --        Addresses of Purchasers; Payment Instructions

                             (Not Part of Agreement)

                                                                                                       Page
                                                                                                       ----

Annex 2          --        Address of Company
Annex 3          --        Existing Liens, Debt and Investments

Attachment A     --        Form of Note

                                 NOTE AGREEMENT


     NOTE AGREEMENT, dated as of March 9, 1998, among SUPREMA SPECIALTIES, INC., a New York corporation (together with its successors and assigns, the "Company"), ALBION ALLIANCE MEZZANINE FUND, L.P., and THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES (each, together with its successors and assigns, a "Purchaser" and collectively, the "Purchasers").

                                    RECITALS

     WHEREAS, pursuant to the Securities Purchase Agreements, the Purchasers have agreed to purchase from the Company, and the Company has agreed to sell to the Purchasers, Ten Million Five Hundred Thousand Dollars ($10,500,000) in aggregate principal amount of the Notes; and

     WHEREAS, the Company and the Purchasers wish to enter into this Agreement to govern the terms of the Notes;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

PAYMENTS

Interest Payments

     Interest (computed on the basis of a 360-day year of twelve 30-day months) shall accrue on the unpaid principal balance of the Notes from time to time outstanding from and including the date thereof at the rate of sixteen and fifty one-hundredths percent (16.5%) per annum, payable monthly on the first day of each calendar month in each year (each an "Interest Payment Date"), commencing April 1, 1998, until the principal thereof shall have become due and payable, and to the extent permitted by law in respect of any Note on any overdue payment of principal, any overdue payment of interest and any overdue payment of any Prepayment Compensation Amount, payable, on demand, at a rate per annum equal to the lesser of:

          (a) the highest rate allowed by applicable law; and

          (b) the greater of:

               (i) eighteen and fifty one-hundredths percent (18.5%); and

               (ii) the sum of two percent (2%) plus the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York in New York, New York as its "base" or "prime" rate.

          Capitalized Interest Amounts

     On any Interest Payment Date on or prior to January 1, 2003, in lieu of making the entire interest payment on a Note in cash, the Company shall:

          (b) pay on such Interest Payment Date, in cash, that portion of the interest accrued on the outstanding principal amount of such Note to such Interest Payment Date as would have accrued at the rate of twelve percent (12.00%) per annum; and

          (c) both:

               (i) pay on such Interest Payment Date, in cash, none, any part or all of the interest accrued on such principal to such Interest Payment Date as would have accrued at the rate of four and fifty one-hundredths percent (4.50%) per annum; and

               (ii) add to the outstanding principal amount of such Notes on such Interest Payment Date the portion of such interest as would have accrued at the rate of four and fifty one-hundredths percent (4.50%) per annum which is not paid in cash pursuant to the immediately preceding clause (i) (each such addition with respect to any Note, a "Capitalized Interest Amount").

Interest shall begin to accrue on each Capitalized Interest Amount beginning on and including the Interest Payment Date on which such Capitalized Interest Amount is added to the principal amount of the related Note, and such interest shall accrue and be paid, together with the interest on the remaining principal amount of the Note, in accordance with Section 1.1 and this Section 1.2.

Scheduled Principal Payments

          (d) Payment of Capitalized Interest Amounts. The Company shall pay, and there shall become due and payable, a principal amount of the Notes equal to the sum of all Capitalized Interest Amounts theretofore added to the principal amount of the Notes pursuant to Section 1.2(b)(ii) and remaining unpaid at such time, on February 1, 2003, at one hundred percent (100%) of the principal amount paid, together with interest accrued and unpaid thereon to the date of payment.

          (e) Required Principal Payments. The Company shall pay, and there shall become due and payable, Three Million Five Hundred Thousand Dollars ($3,500,000) in principal amount of the Notes on March 1, 2004 and March 1, 2005, at one hundred percent (100%) of the principal amount paid, together with interest accrued and unpaid thereon to the date of payment. The entire principal of the Notes remaining outstanding on March 1, 2006, together with interest accrued thereon, shall become due and payable on such date. The payments required to be made on March 1, 2004 and March 1, 2005 and the payment required to be made at maturity on March 1, 2006 are each hereinafter referred to as a "Required Principal Payment."

Optional Principal Payments

          Optional Principal Payments with Prepayment Compensation AmountThe Company may pay the principal amount of the Notes in whole or in part, on any Interest Payment Date, in multiples of One Hundred Thousand Dollars ($100,000) (or, if the aggregate outstanding principal amount of the Notes is less than One Hundred Thousand Dollars ($100,000) at such time, then such principal amount), together with:

               (i) interest on such principal amount then being paid accrued to the payment date; and

               (ii) an amount equal to the Prepayment Compensation Amount due at such time in respect of the principal amount of the Notes being so paid; provided, however, that any optional payment of the Notes pursuant to this Section 1.4 of a principal amount of any Note not exceeding the aggregate amount of all Capitalized Interest Amounts theretofore added to the principal amount of the Notes pursuant to
          Section 1.2(b)(ii) and remaining unpaid at such time shall be without any Prepayment Compensation Amount.

          Notice of Optional Payment The Company will give notice of any optional payment of the Notes pursuant to this Section 1.2(b)(ii) to each holder of Notes not less than thirty (30) days nor more than sixty (60) days before the specified payment date, stating:

               (iii) the specified payment date;

               (iv) that such  payment is to be made  pursuant  to this  Section
          1.4;

               (v) the principal amount of each Note to be paid on such date;

               (vi) the interest to be paid on each such Note, accrued to the specified payment date;

               (vii) the amounts and the due dates of the then remaining Required Principal Payments determined after giving effect to such payment;

               (viii) the aggregate principal amount to be paid which is subject to payment of a Prepayment Compensation Amount; and

               (ix)  if such  payment  is made  prior  to  March  1,  2001,  the calculation (with details) of an estimated Standard Prepayment Compensation Amount, if any (calculated as if the date of such notice was the date of payment), due in connection with such payment; and, if such payment is made on or after March 1, 2001, the Modified Prepayment Compensation Amount; in each case, with respect to the principal amount to be so paid, if any, which is subject to the payment of such Prepayment Compensation Amount.

     Notice of payment having been so given, the aggregate principal amount of the Notes to be paid stated in such notice, together with the Prepayment Compensation Amount determined as of the specified payment date, if any, and interest thereon accrued to the specified payment date, shall become due and payable on the specified payment date. If such payment is due prior to March 1, 2001, then, two (2) Business Days prior to the making of such payment, the Company shall deliver to each holder of Notes by facsimile transmission (confirmed by nationwide overnight courier) a certificate of a Senior Financial Officer specifying the details of the calculation of the Standard Prepayment Compensation Amount as of the specified payment date, and including a copy of the source of interest rate information used in the calculation thereof.

Offer to Pay Upon Change in Management

          Offer in Respect of a Change in Management In the event of a Change in Management, the Company will, within fifteen (15) Business Days after the occurrence of such event, give notice of such Change in Management to each holder of Notes. Such notice shall contain an irrevocable separate offer to each holder of Notes to repurchase all, but not less than all, of the Notes held by such holder on a date (the "Change in Management Payment Date") specified in such notice that is not less than thirty (30) days and not more than ninety (90) days after the date of such notice, at a purchase price equal to one hundred one percent (101%) of the aggregate principal amount thereof and all interest accrued and unpaid on the principal amount thereof to the Change in Management Payment Date. Each such notice shall:

               (x) be dated the date of the sending of such notice;

               (xi) be executed by a Senior Officer;

               (xii) specify, in reasonable detail, the nature and date of the Change in Management;

               (xiii) specify the Change in Management Payment Date;

               (xiv) specify the principal amount of each Note outstanding;

               (xv) specify the interest that would be due on each Note offered to be paid, accrued to the Change in Management Payment Date; and

               (xvi) specify that the Notes shall be prepaid at a purchase price equal to one hundred one percent (101%) of the aggregate principal amount thereof and all interest accrued and unpaid on the principal amount thereof to the Change in Management Payment Date.

     If the Company shall not have received a written response to such notice from any holder of Notes within ten (10) Business Days after the date of posting of such notice to such holder of Notes, then the Company shall immediately send a second notice to each such holder of Notes.

          Acceptance, Rejection Each holder of Notes shall have the option to accept or reject such offered payment. In order to accept such offered payment, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company at least five (5) days prior to the Change in Management Payment Date. A failure to accept in writing such written offer of payment as provided in this Section 1.5(b), or a written rejection of such offered prepayment, shall be deemed to constitute a rejection of such offer.

          Payment The offered payment shall be made at one hundred one percent (101%) of the principal amount of the Notes to be prepaid, together with interest accrued to and determined as of the Change in Management Payment Date.

     0.1 Delivery of Subordinated Notes in Payment of Warrant Purchase Price.

     The Warrant Agreement provides that a holder of Warrants may tender Notes to the Company in partial or complete payment of the purchase price for the shares of Common Stock issued upon exercise of the Warrants. Promptly following the receipt of any Note so tendered, the Company shall immediately cancel and retire the same (and no such Subordinated Note shall be reissued), and shall issue to the holder thereof a new Note in the principal amount of such tendered Note remaining after deduction of the principal amount thereof applied to payment of the purchase price for the shares of Common Stock. For purposes of Rule 144 under the Securities Act, 17 C.F.R. ss.230.144, the Company and each Purchaser agree that a tender of Notes in payment of the exercise price in respect of the Warrants shall not be deemed a prepayment of the Notes, but rather a conversion of such Notes, pursuant to the terms of the Warrant Agreement and the Warrants, into Common Stock.

Application of Payments; Payments Among Noteholders

          Effect of Partial Payments on Required Payments Each payment of principal of any Notes made pursuant to Section 1.4, Section 1.5 or Section
     1.6 shall be applied, with respect to any Note being prepaid:

               (i) first, to reduction of the Company's obligations to pay on February 1, 2003 a principal amount of such Note being prepaid equal to the sum of all Capitalized Interest Amounts theretofore added to the principal amount of such Note pursuant to Section 1.2(b)(ii) and remaining unpaid at such time; and

               (ii) second, after payment in full of all unpaid Capitalized Interest Amounts in respect of such Note, to reduce each of the then remaining Required Principal Payments with respect to such Note by a percentage equal to the quotient (expressed as a percentage) of:

                    (A) the  aggregate  principal  amount of such Note  being so paid; divided by

                    (B) the aggregate  principal amount of such Note outstanding immediately following the application of such payment pursuant to
               Section 1.7(a)(i) and immediately prior to the payment pursuant to this Section 1.7(a)(ii).

     For the avoidance of doubt, each Required Principal Payment of all Notes pursuant to Section 1.3 shall be reduced by the aggregate amount, for all Notes, of the reductions provided for in Section 1.7(a)(ii).

          (a) Application Among Noteholders. If at the time that any payment of interest by the Company is made pursuant to the provisions of Section 1.2 there is more than one Note outstanding, each of the aggregate amount of the interest payment made in cash and the aggregate amount of interest capitalized pursuant to Section 1.2 shall be allocated among the Notes at the time outstanding pro rata in proportion to the respective unpaid principal amounts of all such outstanding Notes, such that the proportion of the individual interest payments in respect of each Note on the date such interest is paid which is paid in cash is identical. If at the time any payment of the principal of the Notes made pursuant to Section 1.3 or
     Section 1.4 is due there is more than one Note outstanding, the aggregate principal amount of each such required or optional partial payment of the Notes shall be allocated among the Notes at the time outstanding pro rata in proportion to the respective unpaid principal amounts of all such outstanding Notes. If, at the time any payment of the principal of the Notes made pursuant to Section 1.5 or

     Section 1.6 is due there is more than one Note outstanding, the aggregate principal amount of each such payment of the Notes shall be allocated solely to the Note or Notes so being paid.

Notation of Notes on Payment

     Upon:

          (b) any partial payment of a Note; or

          (c) any Capitalized Interest Amount being added to the principal amount of any Note pursuant to Section 1.2(b)(ii);

the holder of such Note may (but shall not be required to), at its option:

          (i) surrender such Note to the Company pursuant to Section 2.2 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note;

          (ii) make such Note available to the Company for notation thereon of the portion of the principal so paid or so added to the principal amount thereof in respect of capitalized interest; or

          (iii) mark such Note with a notation thereon of the portion of the principal so paid or so added to the principal amount thereof in respect of capitalized interest.

In case the entire principal amount of any Note is paid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

No Other Payments of Principal; Acquisition of Notes

     Except for payments of principal made in accordance with this Section 1, the Company may not make any payment of principal in respect of the Notes. The Company will not, and will not permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes.

Manner of Payments

          Manner of PaymentThe Company shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder (and as to which (absent subsequent notice from such holder pursuant to this Section 1.10(a)) the Company may conclusively rely). Annex 1 shall be deemed to constitute notice, direction or designation (as appropriate) by the Purchasers to the Company with respect to payments to be made to the Purchasers as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such

     Note at the address shown in the register maintained by the Company pursuant to Section 2.1.

          Payments Due on HolidaysIf any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

          Payments, When Received Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available at such holder's bank prior to the close of business of such bank, provided that interest for one
     (1) day at the non-default interest rate of the Notes shall be due on the amount of any such payment that actually becomes available to such holder at such holder's bank after 1:00 pm (local time of such bank).

REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

Registration of Notes

     The Company will keep at its office, maintained pursuant to Section 3.3, a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof made in accordance with
Section 2.2 and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary, other than in accordance with Section 2.2.

Exchange of Notes

          Exchange of Notes Upon surrender of any Note at the office of the Company maintained pursuant to Section 3.3, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Company will execute and deliver, at the Company's expense (except as provided in Section 2.2(c)), a new Note or Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Subject to Section 2.2(b), each such new Note shall be registered in the name of such Person as such holder may request and shall be substantially in the form of Attachment A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Each such new Note shall carry the same rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred.

          (d)  Restrictions  on  Transfers.  Notwithstanding  the  provisions of
     Section 2.2(a), no holder shall be permitted to transfer any Note to (and the Company shall not be required to register any purported or attempted transfer of any Note to) any Person who is not a Permitted Investor. Notes shall not be transferred in denominations of less than Two Hundred Fifty Thousand Dollars ($250,000), provided that a holder of

     Notes may transfer its entire holding of Notes regardless of the principal amount of such holder's Notes.

          Costs The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any
     Note issued in substitution or replacement for the surrendered Note. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

     Replacement of Notes

     Upon receipt by the Company from the registered holder of a Note of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such loss, theft, destruction or mutilation), and:

          (e) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company; provided, however, that if the holder of such
     Note is a Purchaser, an institutional investor or a nominee of either, the unsecured agreement of indemnity of such Purchaser or such institutional investor (but not of any nominee therefor) shall be deemed to be satisfactory; or

          (f) in the case of mutilation, upon surrender and cancellation thereof;

the Company at its own expense will execute and deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Issuance Taxes

     The Company will pay all taxes (if any) due (but not, in any event, income taxes) in connection with and as the result of the initial issuance and sale of the Notes and in connection with any modification, waiver or amendment of this Agreement or the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes.

GENERAL COVENANTS

     The Company covenants that on and after the Closing Date and so long as any of the Notes shall be outstanding:

Payment of Taxes and Claims

     The Company will, and will cause each Subsidiary to, pay before they become delinquent:

          (g) all taxes, assessments and governmental charges or levies imposed upon it or its Property; and

          (h) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a statutory, regulatory or common law Lien upon its Property;

provided, that items of the foregoing description need not be paid so long as such items are being actively contested in good faith and by appropriate proceedings and reasonable book reserves in accordance with GAAP have been established and maintained with respect thereto.

Maintenance of Properties; Corporate Existence; etc

     The Company will, and will cause each Subsidiary to:

          Property maintain its Property in good condition, ordinary wear and tear and obsolescence excepted, and make all necessary renewals, replacements, additions, betterments and improvements (as determined in each case in the Company's judgment) thereto; provided, however, that this
     Section 3.2(a) shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected to have a Material Adverse Effect;

          Insurance maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

          Financial Records keep proper books of record and account, in which full and correct entries shall be made of all dealings and transactions of or in relation to the Properties and business thereof, and which will permit the production of financial statements in accordance with GAAP;

          Corporate Existence and Rights do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights (charter and statutory) and corporate franchises except as permitted by Section 4.1;

          Compliance with Law comply with all laws, ordinances and governmental rules and regulations to which it is subject (including, without limitation, any Environmental Protection Law) and obtain all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its Properties and the conduct of its business except for such violations and failures to obtain that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

          (i) Environmental Liabilities -- conduct its business so as not to become subject to any liability under any Environmental Protection Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Payment of Notes and Maintenance of Office

     The Company will punctually pay, or cause to be paid, the principal of and interest (and Prepayment Compensation Amount, if any) on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company as provided in Section 9.1 where notices, presentations and demands in respect hereof or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company notifies the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America. Pension Plans

          Compliance The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Plan, comply with all applicable provisions of ERISA and the IRC, except for such failures to comply that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          Prohibited Actions The Company will not, and will not permit any ERISA Affiliate to:

               (i) engage in any "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) or "reportable event" (as such term is defined in section 4043 of ERISA) that could result in the imposition of a tax or penalty;

               (ii) incur with respect to any Plan any "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

               (iii) terminate any Plan in a manner that could result in the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA;

               (iv) fail to make any payment required by section 515 of ERISA;

               (v) incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan or any liability as a result of the termination of any Multiemployer Plan; or

               (vi) incur any liability or suffer the existence of any Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC;

     if the aggregate amount of the taxes, penalties, funding deficiencies, interest, amounts secured by Liens, and other liabilities in respect of any of the foregoing at any time could reasonably be expected to have a Material Adverse Effect.

Private Offering

     The Company will not, and will not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

Subsidiary Guaranty

     The Company will cause each Subsidiary that at any time becomes liable in respect of any Guaranty of any of the obligations in respect of any Senior Debt after the Closing Date to become (simultaneously or prior to becoming liable in respect of such Guaranty of any of such obligations) a Guarantor under the Subsidiary Guaranty by executing and delivering to each holder of Notes a Joinder Agreement in the form attached to the Subsidiary Guaranty as Annex 2. Each such Joinder Agreement shall be accompanied by copies of the constitutive documents of such Subsidiary and corporate resolutions (or equivalent) authorizing such transaction, in each case certified as true and correct by an appropriate officer of such Subsidiary.

FINANCIAL COVENANTS

Mergers and Consolidations

     The Company will not, and will not permit any Subsidiary to, merge with or into or consolidate with any other Person, permit any other Person to merge or consolidate with or into it or sell all or substantially all of its Property to any other Person; provided, however, that the foregoing restriction does not apply to the merger or consolidation of the Company with another corporation or Transfer of all or substantially all of the Property of the Company to any other Person if:

          (j) the corporation that results from such merger or consolidation or to which all or substantially all of the Property of the Company is Transferred (the "Surviving Corporation") is organized under the laws of, and conducts substantially all of its business and has substantially all of its Properties within, the United States of America or any jurisdiction or jurisdictions thereof;

          (k) the due and punctual payment of the principal of and Prepayment Compensation Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes, this Agreement and each other Financing Document to be performed or observed by the Company, are expressly assumed, or assumed by operation of law, by the Surviving Corporation pursuant to such assumption agreements and instruments in such forms as shall be approved reasonably by the Required Holders, and the Company causes to be delivered to each holder of Notes an opinion, satisfactory in form and substance to the Required Holders, of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms;

          (l) no Change in Management occurs as a result of such merger, consolidation or Transfer; and

          (m) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist.

Notwithstanding the foregoing, a Subsidiary may merge into the Company so long as the Company is the Surviving Corporation, and a Subsidiary may merge with or into a Wholly-Owned Subsidiary, so long as the Wholly-Owned Subsidiary is the Surviving Corporation. Disposition of Assets, Subsidiary Stock

          Disposition of Assets The Company will not, and will not permit any Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of any Property (collectively, "Transfers"), except:

               (i) Transfers of inventory and of unnecessary, obsolete or worn-out assets, in each case in the ordinary course of business of the Company or such Subsidiary;

               (ii) Transfers from a Subsidiary to the Company or a Wholly-Owned Subsidiary;

               (iii) Transfers of Property by the Company or a Subsidiary in a Sale- Leaseback Transaction which are substantially immediately thereafter leased by the Company or a Subsidiary in such Sale-Leaseback Transaction;

               (iv) any other Transfer at any time of any Property to a Person for an Acceptable Consideration if the conditions specified in each of the following clauses (A) and (B) would be satisfied with respect to such Transfer:

                    (A) the sum of:

                         (I) the  book  value  of such  Property  at the time of
                    Transfer; plus

                         (II) the  aggregate  book  value of all other  Property
                    Transferred, other than in Excluded Transfers, after the Closing Date:

          would not exceed twenty-five percent (25%) of Consolidated Total Assets measured as of the last day of the immediately preceding fiscal quarter of the Company; and

                         (B) immediately before and after the consummation of the Transfer, and after giving effect thereto, no Default or Event of Default would exist; and

               (v) any other Transfer of Property to the extent that the entire proceeds of such Transfer, net of reasonable and ordinary transaction costs and expenses incurred and actually paid in connection with such Transfer, within three hundred sixty-five (365) days after such Transfer are applied by the Company or such Subsidiary:

                    (A) to purchase, or to a commitment to purchase,  productive tangible Property for use in the conduct of the business of the Company and the Subsidiaries as such businesses were conducted on the Closing Date, which Property is similar in type to the Property Transferred; or

                    (B) to pay or  prepay  a  principal  amount  of  Debt of the
               Company or any Subsidiary (other than Junior Subordinated Debt) equal to the amount of such net proceeds; and, in connection with any such payment, the Company shall pay all accrued interest thereon and any premium or make-whole amount required to be paid in connection therewith; provided, however, that in the event that any Debt so prepaid is not Senior Debt, then the Company shall prepay, together with such prepayment of such other Debt, a proportional and ratable principal amount of the Notes pursuant to the provisions of Section 1.4.

          Disposition of Subsidiary Stock The Company will not, and will not permit any Subsidiary to, sell or otherwise dispose of any shares of the stock or Rights of a Subsidiary (such stock and Rights herein called "Subsidiary Stock"), nor will any Subsidiary issue, sell or otherwise dispose of any shares of, or Rights to purchase shares of, its own Subsidiary Stock; provided, however, that the foregoing restrictions do not apply to:

               (vi) Transfers by the Company or a Subsidiary of shares of Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

               (vii) the issuance by a Subsidiary of shares of its own Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

               (viii) the issuance by a Subsidiary of directors' qualifying shares;

               (ix) the issuance by a Subsidiary of shares of its own Subsidiary Stock in the form of a dividend payable in such shares, or the other issuance by a Subsidiary of shares of its own Subsidiary Stock; provided, however, that, in each case, the Company's direct or indirect percentage ownership of no class of the Voting Stock or of any other Subsidiary Stock of such Subsidiary is decreased as a result of such issuance; or

               (x) the Transfer of all of the Subsidiary Stock of a Subsidiary owned by the Company and its other Subsidiaries if:

                    (A) such  Transfer  satisfies  the  requirements  of Section
               4.2(a)(iv) or Section 4.2(a)(v);

                    (B) in connection with such Transfer,  the entire Investment
               (whether represented by stock, Debt, claims or otherwise) of the Company and its other Subsidiaries in such Subsidiary is Transferred to a Person other than the Company or a Subsidiary not being simultaneously disposed of; and

                    (C)  the  Subsidiary  being  disposed  of has no  continuing
               Investment in any other Subsidiary not being simultaneously disposed of or in the Company.

          For purposes of determining the book value of assets constituting Subsidiary Stock being Transferred as provided in clause (v) above, such book value shall be deemed to be the aggregate book value of the assets of the Subsidiary that shall have issued such Subsidiary Stock.

Liens

          Negative Pledge The Company will not, and will not permit any Subsidiary to, cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, at any time to be subject to a Lien except:

          Closing Date Liens Liens in existence on the Closing Date and described in Part 4.3 of Annex 3;

          Ordinary Course Business Liens

               Performance Bonds Liens incurred or deposits made in the ordinary course of business:

                    (I) in connection with workers'  compensation,  unemployment insurance, social security and other like laws; and

                    (II) to secure the  performance of letters of credit,  bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in Section 4.3(a)(iii) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

               Real Estate Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property; provided, however, that such exceptions and encumbrances do not in the aggregate materially detract from the value of said Properties or materially interfere with the use of such Properties in the ordinary conduct of the business of the Company and the Subsidiaries; and

               Taxes, etc. Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons; provided, however, that the payment thereof is not required by
          Section 3.1;

          Judicial Liens Liens arising from judicial attachments and judgments, securing appeal bonds or supersedeas bonds, and arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose); provided, however, that the execution or other enforcement of such Liens is effectively stayed, that the claims secured thereby are being actively contested in good faith and by appropriate proceedings, that adequate reserves have been made against such claims and that the aggregate amount so secured will not at any time exceed One Million Dollars ($1,000,000);

          Intergroup Liens Liens on Property of a Subsidiary; provided, however, that such Liens secure only obligations owing to the Company or a Wholly-Owned Subsidiary;

          (xi) Acquisition/Purchase Money Liens -- any Lien (x) on Property acquired or constructed by the Company or any Subsidiary or leased by the Company or any Subsidiary as lessee under any Capital Lease; or (y) existing on Property owned by any Person at the time such Person became a Subsidiary or merges or consolidates with the Company (including, without limitation, by means of a Capital Lease); provided, however, that such
     Lien:

          (A) (I) secures Debt incurred to pay all or a portion of the related purchase price or construction costs of such Property or the Capital Stock of any acquired Subsidiary and no other Debt; provided, further, that such purchase price or construction costs shall not exceed the Fair Market Value of such Property or such Capital Stock, determined at the time of the creation of such Lien;

               (II) is created contemporaneously with, or within one hundred twenty (120) days of, such acquisition or construction;

               (III) encumbers only Property so purchased, constructed or acquired after the Closing Date; and

               (IV) is not, after the creation thereof, extended to any other Property; or

          (B) (I) existed on Property of any Person at the time of acquisition thereof by the Company or a Subsidiary or at the time such Person is merged or consolidated into or with the Company or a Subsidiary (whether or not the Debt secured thereby is assumed by the Company or such Subsidiary); provided, further, that such Debt does not exceed the lesser of the acquisition cost or the Fair Market Value of such Property, as determined at the date of the acquisition thereof; and

               (II) shall not extend to or cover any Property other than the Property subject to such Lien at the time of any such acquisition;

     and provided further that, in the case of each of clause (A) and clause (B) above, immediately prior to the incurrence of, and after giving effect to the incurrence of, any Debt secured by the Liens referred to in such clauses, no Default or Event of Default exists or would exist; and

          Liens Securing Senior Debt Liens securing Senior Debt and not otherwise permitted by clauses (i) through (v), inclusive, of this Section 4.3(a).

     Equal and Ratable Lien; Equitable LienIn case any Property shall be subjected to a Lien in violation of Section 4.3(a), the Company will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably as to such Property with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will promptly cause to be delivered to each holder of a Note an opinion of independent counsel satisfactory to the Required Holders to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any event the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of Notes may be entitled under applicable law, of an equitable Lien on such Property (and any proceeds thereof) securing the Notes. Such violation of Section 4.3(a)will constitute an Event of Default hereunder, whether or not any such provision is made or any equitable Lien is created pursuant to this Section 4.3(a).

          Construction Nothing in this Section 4.3 shall be construed to permit the incurrence or existence of any Debt not otherwise permitted by this Agreement. Nothing in this Agreement that permits the incurrence or existence of any Debt shall be construed to permit the incurrence or existence of a Lien securing such Debt unless such Lien is permitted by
     Section 4.3(a).

Net Worth

     The Company will not at any time permit Consolidated Net Worth to be less than an amount equal to the sum of:

          (n) Ten Million Dollars ($10,000,000); plus

          (o) for each fiscal year of the Company ending after December 31, 1997, the greater of:

               (i) Zero Dollars ($0); and

               (ii) fifty percent (50%) of Consolidated Net Earnings determined in respect of such fiscal year.

Fixed Charge Coverage

     The Company will not permit at any time during any period specified below the Consolidated Fixed Charge Coverage Ratio for the period of four (4) full consecutive fiscal quarters of the Company then most recently ended, measured as at the end of the most recently ended fiscal quarter of the Company, to be less than the ratio set forth opposite such period:

================================================================================
                         Period:                         Ratio:
================================================================================
From and including the Closing up to and              1.25 to 1.00
including June 30, 2001
--------------------------------------------------------------------------------
From and including July 1, 2001 up to and             1.50 to 1.00
including June 30, 2003
--------------------------------------------------------------------------------
From and including July 1, 2003 and                   2.00 to 1.00
thereafter
================================================================================

Ratio of Debt to Pro Forma Consolidated Cash Flow

     The Company will not at any time permit the ratio of:

          (p) Consolidated Total Debt as of such time; to

          (q) Pro Forma Consolidated Cash Flow for the period consisting of the four (4) full consecutive fiscal quarters of the Company most recently ended at such time;

to be greater than the ratio set forth opposite the relevant period during which such time occurs as provided below:

================================================================================
                         Period:                             Ratio:
================================================================================
From the Closing Date up to and including                 5.00 to 1.00
June 30, 2001
--------------------------------------------------------------------------------
From and including July 1, 2001 up to and                 4.00 to 1.00
including June 30, 2003
--------------------------------------------------------------------------------
From and including July 1, 2003 and                       3.00 to 1.00
thereafter
================================================================================

Incurrence of Debt

          (r) Permitted Revolving Credit Debt. The Company will not incur or create any Debt pursuant to an Acceptable Revolving Credit Facility unless, at the time of and after giving effect to the incurrence thereof, both:

               (i) the aggregate amount of Debt (other than the Letter of Credit) outstanding in respect of all Acceptable Revolving Credit Facilities would not exceed the greater of:

                    (A) the Borrowing Base; and

                    (B) in the case of the Senior Credit  Facility,  a principal amount which, together with any fees not provided for in the Senior Credit Agreement as in effect on the date hereof, does not exceed Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000); and

               (ii) the face amount of the Letter of Credit would not exceed Four Hundred Thousand Dollars ($400,000);

     provided, however, that the Refinancing of any Permitted Revolving Credit Debt with the proceeds of Debt incurred under a Refinanced Acceptable Revolving Credit Facility, in and of itself, shall not be deemed to be an incurrence or creation of Debt pursuant to this Section 4.7(a), except to the extent that the principal amount of Debt under the Refinanced Acceptable Revolving Credit Facility exceeds the principal amount of Permitted Revolving Credit Debt so Refinanced, and all such Debt incurred under a Refinanced Acceptable Revolving Credit Facility, to the extent applied to the repayment of Permitted Revolving Credit Debt in connection with such Refinancing, shall be deemed to be Permitted Revolving Credit Debt.

          (s) Other Permitted Debt. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt other than:

               (i) the Notes and the Subsidiary Guaranty;

               (ii) Debt of a Subsidiary owing to the Company or a Wholly-Owned Subsidiary;

               (iii) Permitted Revolving Credit Debt, and (subject to Section 3.6) Guaranties thereof by Subsidiaries;

               (iv) Debt incurred or created to Refinance any of the Debt outstanding on the Closing Date and listed on Part 4.7(b) of Annex 3, so long as:

                    (A) the  principal  amount of Debt incurred to Refinance any such Debt outstanding on the Closing Date does not exceed the principal amount of Debt being Refinanced; and

                    (B) no Lien on  Property  of the  Company or any  Subsidiary
               which secures such Debt incurred to Refinance any such Debt outstanding on the Closing Date shall extend to any Property of the Company or any Subsidiary which was not, prior to such Refinancing, subject to a Lien securing the Debt so being Refinanced;

          and

               (v) any other Debt of the Company, provided that on the date the Company incurs such Debt, and immediately after giving effect thereto and the concurrent retirement of any other Debt, the ratio of:

                    (A) the difference of:

                         (I) Consolidated Total Debt; minus

                         (II) the aggregate  amount of all  Permitted  Revolving
                    Credit Debt actually outstanding on such date; to

                    (B)  Pro  Forma   Consolidated  Cash  Flow  for  the  period
               consisting of the four (4) full consecutive fiscal quarters of the Company then most recently ended;

          would not be greater than the ratio set forth opposite the relevant period as provided below:

================================================================================
                         Period:                                Ratio:
================================================================================
From the Closing Date up to and including                    2.70 to 1.00
June 30, 2001
--------------------------------------------------------------------------------
From and including July 1, 2001 up to and                    2.50 to 1.00
including June 30, 2003
--------------------------------------------------------------------------------
From and including July 1, 2003 and                          2.20 to 1.00
thereafter
================================================================================

          and provided further, that the Company shall have delivered to each holder of Notes, at least three (3) Business Days prior to the incurrence thereof, a certificate of a Senior Financial Officer establishing that such Debt may be incurred in compliance with the provisions of this Section 4.7(b)(v).

               For the avoidance of doubt, any incurrence or creation of Debt by the Company pursuant to a revolving credit or similar agreement under any agreement or instrument other than an Acceptable Revolving Credit Facility, and the incurrence or creation of Debt by the Company pursuant to an Acceptable Revolving Credit Facility which, at the time of such incurrence or creation, exceeds the maximum amount permitted pursuant to Section 4.7(a), shall be considered an incurrence of Debt for purposes of this Section 4.7(b)(v) on the date so incurred or created.

     Restricted Payments, Restricted Repurchases and Restricted Investments

               Limit on Restricted Payments, Restricted Investments and Restricted Repurchases The Company will not, nor will it permit any Subsidiary to, at any time, declare or make or incur any liability to declare or make any Restricted Payment or any Restricted Repurchase, or make or authorize, or permit any Subsidiary to make or authorize, any Restricted Investment unless, immediately after giving effect to the proposed Restricted Payment or Restricted Investment:

                    (vi) no Default or an Event of Default would exist; and

                    (vii) the sum of

                         (A) the  aggregate  amount  of  Restricted  Investments
                    existing on the Closing Date, together with the aggregate amount of Restricted Investments made since the Closing Date (valued in each case at acquisition cost); plus

                         (B) the aggregate  amount of  Restricted  Payments made
                    during the period commencing on the Closing Date and ending on the date of, and after giving effect to, such proposed Restricted Payment or Restricted Investment; plus

                         (C) the aggregate amount of Restricted Repurchases made
                    during the period commencing on the Closing Date and ending on the date of, and after giving effect to, such proposed Restricted Payment or Restricted Investment;

               would not exceed the sum of:

                         (I)  One   Million   Six   Hundred   Thousand   Dollars
                    ($1,600,000); plus

                         (II) fifty percent (50%) of  Consolidated  Net Earnings
                    in respect of the period beginning on the Closing Date and ending on the last day of the calendar month then most recently ended (or minus one hundred percent (100%) of Consolidated Net Earnings for such period if Consolidated Net Earnings for such period is a loss); plus

                         (III) the aggregate amount of net cash proceeds received by the Company from the sale of Specified Stock made after the Closing Date; provided, however, that the amount of any such proceeds not applied within one hundred eighty (180) days after the receipt of such proceeds to the making of a Restricted Payment or Restricted Investment shall not be counted for purposes of this clause (III); plus

                         (IV) the aggregate amount of net cash proceeds received
                    after the Closing Date by the Company or any Subsidiary from the sale or liquidation, or as a result of the final maturity, of any Restricted Investment.

               Special Permission for Restricted Repurchases Notwithstanding the provisions of Section 4.8(a), the Company or any Subsidiary may at any time declare or make or incur any liability to declare or make any Restricted Repurchase, so long as, immediately after giving effect to the proposed Restricted Repurchase:

                    (viii) no Default or an Event of Default would exist; and

                    (ix) the  aggregate  amount of Restricted  Repurchases  made during the period commencing on the Closing Date and ending on the date of, and after giving effect to, such proposed Restricted Repurchase would not exceed One Million Six Hundred Thousand Dollars ($1,600,000).

               Other  Matters  For the  purpose  of  making  computations  under
          Section 4.8(a) and Section 4.8(b), Restricted Payments made, and Restricted Repurchases effected, solely by issuance of Common Stock shall in each case be excluded. Any Person that becomes a Subsidiary after the Closing Date shall be deemed to have made, at the time it becomes a Subsidiary, all Restricted Investments of such Person existing immediately after it becomes a Subsidiary.

Seniority to Junior Subordinated Debt

     The Company will not, and will not permit any Subsidiary to, incur, assume or Guaranty any Debt which is subordinated in right of payment to any other Debt of the Company or any Subsidiary unless such Debt is also subordinated in right of payment to the obligations of the Company in respect of the Notes and this Agreement on terms reasonably acceptable to the Required Holders in their discretion. The Company will not, and will not permit any Subsidiary to, incur or create any Debt in favor of an Affiliate or another Subsidiary (other than Debt in favor of the Company or a Wholly-Owned Subsidiary which is a Subsidiary Guarantor) unless such Debt is also subordinated in right of payment to the obligations of the Company in respect of the Notes and this Agreement on terms reasonably acceptable to the Required Holders in their discretion.

Line of Business

     The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and the Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and the Subsidiaries, taken as a whole, are engaged on the

Closing Date as described in the Confidential Private Placement Memorandum dated October 1997, prepared by Fleet Corporate Finance.

Transactions with Affiliates

     The Company will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

REPORTING COVENANTS

Financial and Business Information

     The Company shall deliver to each holder of Notes:

          Quarterly Financial Statementsas soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five (45) days thereafter:

               (x) a  consolidated  balance sheet as at the end of such quarter;
          and

               (xi) consolidated statements of income and cash flows for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter;

     for the Company and the Subsidiaries, setting forth in each case, in comparative form, the financial statements for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct by a Senior Financial Officer, and accompanied by the certificate required by Section 5.3; provided, that timely delivery of copies of the Company's Quarterly Report on Form 10-Q filed with the SEC shall be deemed to satisfy the requirements of this
     Section 5.1(a) so long as such Quarterly Report contains or is accompanied by the information specified in this Section 5.1(a);

          Annual Financial Statements as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter:

               (xii) a  consolidated  balance  sheet as at the end of such year;
          and

               (xiii) consolidated statements of income, stockholders' equity and cash flows for such year;

     for the Company and the Subsidiaries, setting forth, in comparative form, the financial statement for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

               (A) an audit report thereon of independent certified public accountants of recognized national standing, which report shall state without qualification (including, without limitation, qualifications related to the scope of the audit, the compliance of the audit with generally accepted auditing standards, or the ability of the Company or a material subsidiary thereof to continue as a going concern), that such financial statements have been prepared and are in conformity with GAAP; and

               (B) the certificates required by Section 5.3 and Section 5.4;

     provided, that timely delivery of the Company's Annual Report on Form 10-K for such fiscal year filed with the SEC shall be deemed to satisfy the requirements of this Section 5.1(b) so long as such Annual Report contains or is accompanied by the reports and other information otherwise specified in this Section 5.1(b);

          (t) Borrowing Base Certificate -- promptly upon the request of any holder of Notes, any Borrowing Base Certificate required to be delivered or to have been delivered to the Senior Agent;

          SEC and Other Reportspromptly upon their becoming available, and in any event within fifteen (15) days thereafter:

               (i) each financial statement, report, notice or proxy statement sent by the Company to stockholders generally;

               (ii) each regular or periodic report (including, without limitation, each Form 10-K, Form 10-Q and Form 8-K), any registration statement which shall have become effective, and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC; and

               (iii) all press releases and other statements made available by the Company or any Subsidiary to the public concerning material developments in the business of the Company or the Subsidiaries;

          Notice of Default or Event of Default within two (2) Business Days of becoming aware:

               (iv) of the existence of any condition or event which constitutes a Default or an Event of Default; or

               (v) that the holder of any Note, or of any Debt, shall have given notice or taken any other action with respect to a claimed Default, Event of Default or default or event of default;

     a notice specifying the nature of the claimed Default, Event of Default or default or event of default and the notice given or action taken (if any) by such holder and what action the Company is taking or proposes to take with respect thereto;

          ERISA

               (vi) within two (2) Business Days of becoming aware of the occurrence of any "reportable event" (as such term is defined in section 4043 of ERISA) for which notice thereof has not been waived pursuant to regulations of the DOL or

          "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) in connection with any Plan or any trust created thereunder, a notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the DOL or the PBGC with respect thereto; and

               (vii) prompt notice of and, where applicable, a description of:

                    (A) any notice from the PBGC in respect of the  commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Plan or for the appointment of a trustee to administer any Plan, and any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Plan, and any determination of the PBGC in respect thereof;

                    (B) the placement of any Multiemployer Plan in reorganization status under Title IV of ERISA, any Multiemployer Plan becoming "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA, or the whole or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith; or

                    (C) the  occurrence of any event,  transaction  or condition that could result in the incurrence of any liability of the Company or any ERISA Affiliate or the imposition of a Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC;

     provided, however, that the Company shall not be required to deliver any such notice at any time when the aggregate amount of the actual or potential liability of the Company and the Subsidiaries in respect of all such events at such time could not reasonably be expected to have a Material Adverse Effect;

          Auditor's Reports promptly upon receipt thereof, a copy of each report or management letter submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made of the books of the Company or any Subsidiary;

          Actions, Proceedings promptly after the commencement of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, a notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          Other Creditors promptly upon the reasonable request of any holder of Notes, copies of any statement, report or certificate furnished to any holder of Debt to the extent that the information contained in such statement, report or certificate has not already been delivered to each holder of Notes;

          Rule  144A   promptly  upon  the  request  of  any  holder  of  Notes,
     information required to permit the holder to comply with 17 C.F.R. ss.230.144A, as amended from time to time, in connection with a transfer of any Note; and

          Requested Information with reasonable promptness, such other data and information as from time to time may be reasonably requested by any holder of Notes.

Extension of Time to File SEC Reports

     If the rules and regulations of the SEC under the Exchange Act and the rules and regulations of the NASDAQ National Market are amended to extend the deadline for delivery to the SEC and the NASDAQ National Market of Quarterly Reports on Form 10-Q (or any successor form) beyond the forty-five (45) days following the end of each fiscal quarter of the Company (other than its last fiscal quarter) as currently required, then the forty-five (45) day period within which quarterly financial statements are required to be delivered in accordance with the provisions of Section 5.1(a) shall be similarly extended. If the rules and regulations of the SEC under the Exchange Act and the rules and regulations of the NASDAQ National Market are amended to extend the deadline for delivery to the SEC and the NASDAQ National Market of Annual Reports on Form 10-K (or any successor form) beyond the ninety (90) days following the end of the Company's fiscal year as currently required, then the ninety (90) day period within which annual financial statements are required to be delivered in accordance with the provisions of Section 5.1(b) shall be similarly extended.

Officer's Certificates

     Each set of financial statements delivered to each holder of Notes pursuant to Section 5.1(a) or Section 5.1(b) shall be accompanied by a certificate of a Senior Financial Officer, setting forth:

          Covenant Compliance the financial information (including detailed calculations and a detailed computation of Consolidated Cash Flow for the relevant period) required in order to establish whether the Company was in compliance with the requirements of Section 4 (in each case where such Section imposes numerical financial requirements) as of the end of the period covered by the financial statements then being furnished (including with respect to such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence); and

          Event of Default a statement that the signer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision or authority, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Accountants' Certificates

     Each set of annual financial statements delivered pursuant to Section 5.1(b) shall be accompanied by a certificate of the accountants who were engaged to audit such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof. Inspection

     The Company will permit the representatives of each holder of Notes to visit and inspect any of the Properties of the Company or any of the Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Subsidiaries) all at such reasonable times and as often as may be reasonably requested. At all times during which there exists a Default or Event of Default, expenses incurred by the holders of the Notes in connection with this Section 5.5 shall be paid in accordance with Section 9.6(b).

Confidential Information

     Each holder of Notes, by its acceptance thereof, agrees that it will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties delivered to such holder; provided, however, that any holder of Notes may deliver or disclose Confidential Information to:

          (u) such holder's directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Notes held by such holder);

          (v) such holder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 5.6;

          (w) any other holder of any Note;

          (x) any institutional investor to which such holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 5.6);

          (y) any Person from which such holder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
     Section 5.6);

          (z)  any  federal,   state  or  local   regulatory   authority  having
     jurisdiction over such holder;

          (aa) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such holder; or

          (ab) any other Person to which such delivery or disclosure may be necessary or appropriate:

               (i) to effect compliance with any law, rule, regulation or order applicable to such holder;

               (ii) in response to any subpoena or other legal process; provided, however, that each holder agrees to use its reasonable best efforts to inform the Company of the service upon it of such subpoena or legal process, and to reasonably cooperate with the Company should the Company wish (at the Company's expense) to seek a protective order or similar relief relating to such disclosure; or

               (iii) in connection with any litigation to which such holder and the Company or any Subsidiary are parties; provided, however, that such holder shall use its reasonable efforts to preserve the confidentiality of the Confidential Information to the extent not necessary to prosecute or defend such litigation; or

               (iv) if an Event of Default has occurred and is continuing, to the extent such holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies of such holder in respect of such holder's Notes and this Agreement.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 5.6 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 5.6.

EVENTS OF DEFAULT

Events of Default

     An "Event of Default" exists at any time if any of the following both occurs and is continuing thereafter for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          Payments on Notes

               Principal or Prepayment Compensation Amount Payments the Company fails to make any payment of principal or Prepayment Compensation Amount on any Note on or before the date such payment is due; or

               Interest Payments the Company fails to make any payment of interest on any Note on or before five (5) Business Days after the date such payment is due;

          Other Defaults

               Financial Covenant Defaults the Company or any Subsidiary fails to comply with any provision of Section 4; or

               Other Defaults the Company or any Subsidiary fails to comply with any other provision hereof, and such failure continues for more than thirty (30) days after such failure shall first become known to any Senior Officer;

          Warranties or Representations any warranty, representation or other statement by or on behalf of the Company contained in the Securities Purchase Agreements, this Agreement, the Notes, the Subsidiary Guaranty and any other agreement, certificate or instrument executed pursuant to the terms of each of the foregoing, or in any written amendment, supplement, modification or waiver with respect to any such agreement or document or in any instrument furnished in compliance herewith or therewith or in reference hereto or thereto, shall have been false or misleading in any material respect when made;

     Acceleration of Debt either:

          (v) the Company or any Subsidiary fails to make, when due, at maturity or otherwise, any payment or payments in respect of any Debt, which payment or payments aggregate Three Million Dollars ($3,000,000) or more, and any grace period provided with respect thereto shall have expired; or

          (vi) any event shall occur or any condition shall exist in respect of Debt, or under any agreement securing or relating to such Debt, and in either case, as a result thereof:

               (A) the maturity of such Debt, or a portion thereof, is accelerated; or

               (B) any one or more of the holders thereof or a trustee therefor is permitted to require the Company or any Subsidiary to repurchase such Debt from the holders thereof, and any such trustee or holder exercises such option;

     provided that the aggregate amount of all obligations in respect of all such Debt exceeds at such time Three Million Dollars ($3,000,000);

     Insolvency

          Involuntary Bankruptcy Proceedings

               (C) a receiver, liquidator, custodian or trustee of the Company or any Subsidiary, or of all or any substantial part of the Property of either, is appointed by court order and such order remains in effect for more than sixty (60) days; or an order for relief is entered with respect to the Company or any Subsidiary, or the Company or any Subsidiary is adjudicated a bankrupt or insolvent;

               (D) all or any substantial part of the Property of the Company or any Subsidiary is sequestered by court order and such order remains in effect for more than sixty (60) days; or

               (E) a petition is filed against the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within sixty (60) days after such filing;

          Voluntary Petitions the Company or any Subsidiary files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

          Assignments for Benefit of Creditors, etc. the Company or a Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability, or fails, to pay its debts generally as they become due, or consents to the appointment of a receiver, liquidator or trustee of the Company or a Subsidiary or of all or a substantial part of its Property; or

     Undischarged Final Judgments a final, non-appealable judgment or final, non-appealable judgments for the payment of money aggregating in excess of One Million Dollars ($1,000,000) is or are outstanding against one or more of the Company and the Subsidiaries and any one of such judgments shall have been outstanding for more than sixty (60) days from the date of its entry and shall not have been discharged in full or stayed; or

     Subsidiary Guaranty(vii) the Subsidiary Guaranty shall cease to be in full force and effect or shall be declared by a court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against any Subsidiary Guarantor,

          (viii) the validity or enforceability of the Subsidiary Guaranty against any Subsidiary Guarantor shall be contested by such Subsidiary Guarantor, the Company or any Affiliate, or

          (ix) any Subsidiary Guarantor, the Company or any Affiliate shall deny that such Subsidiary Guarantor has any further liability or obligation under the Subsidiary Guaranty.

Default Remedies

     Acceleration of Maturity of Notes

               Acceleration on Event of Default

                    Automatic  If any  Event of  Default  specified  in  Section
               6.1(e) shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to the principal amount of such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                    By Action of Holders Subject to Section 7.6 and Section 7.7,
               if any Event of Default other than those specified in Section 6.1(a) shall exist, the Required Holders may exercise any right, power or Remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to such principal amount of such Notes.

               Acceleration  on  Payment  Default  Subject  to  Section  7.6 and
          Section 7.7, during the existence of an Event of Default  described in
          Section 6.1(a), and irrespective of whether the Notes then outstanding shall have become due and payable pursuant to Section 6.2(a)(i)(B), any holder of Notes who or which shall have not consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to such principal amount of such Notes.

          Valuable Rights The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Prepayment Compensation Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

          Other Remedies During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall become due and payable pursuant to Section 6.2(a), and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or Remedies, subject to Section 7.6 and Section 7.7, any holder of Notes may proceed to protect and enforce its rights hereunder and under such Notes by exercising such Remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein; provided, however, that the maturity of such holder's Notes may be accelerated only in accordance with Section 6.2(a).

          Nonwaiver; Remedies Cumulative No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and Remedies. All rights and Remedies of each holder of Notes hereunder and under applicable law are cumulative to, and not exclusive of, any other rights or Remedies any such holder of Notes would otherwise have.

          SubordinationThe rights of the holders of the Notes to receive payments in respect of this Agreement and the Notes, and to exercise any Remedies, solely as between the holders of the Notes and the holders of the Senior Debt, shall be subject in all respects to the provisions of Section 7; provided, however, that all such rights shall remain unconditional and absolute as between the holders of the Notes and the Company.

Annulment of Acceleration of Notes

          (ac) Annulment at Holders' Option. If a declaration is made pursuant to Section 6.2(a)(i)(B), then and in every such case, the holders of sixty-six and two-thirds percent (66 2/3%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate) may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof; provided, however, that at the time such declaration is annulled and rescinded:

               (i) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

               (ii) all arrears of interest upon all of the Notes and all of the other sums payable hereunder and under the Notes (except any principal of, or interest or Prepayment Compensation Amount on, the Notes which shall have become due and payable by reason of such declaration under
          Section 6.2(a)(i)(B)) shall have been duly paid; and

               (iii) each and every other Default and Event of Default shall have been waived pursuant to Section 9.5 or otherwise made good or cured;

     and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

          (ad) Required Annulment. If a declaration is made pursuant to Section 6.2(a)(i)(B) arising solely out of an Event of Default described in Section 6.1(d) regarding the Senior Debt, then and in every such case, if the holders of the Senior Debt waive such default in respect of the Senior Debt or such default is cured, and the holders of the Senior Debt rescind or annul any and all accelerations of the maturity of all or any portion of the Senior Debt and any required or demanded repurchase of all or any portion thereof, then, upon written notice to the holders of the Notes of such events with respect to the Senior Debt, any declaration made pursuant to Section 6.2(a)(i)(B), and the consequences thereof, shall automatically and without any further action on the part of the holders of the Notes, be annulled and rescinded; provided, however, that at the time such declaration is deemed annulled and rescinded:

               (i) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

               (ii) no other Default and Event of Default shall be continuing;

          and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

SUBORDINATION

General

     The Subordinated Debt is subordinate and junior in right of payment to all Senior Debt to the extent provided in this Section 7.

Insolvency

     In the event of:

          (ae)   any   insolvency,   bankruptcy,   receivership,    liquidation,
     reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its Property;

          (af)  any  proceeding  for  the  liquidation,   dissolution  or  other
     winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

          (ag) any assignment by the Company for the benefit of creditors; or

          (ah) any other marshalling of the assets of the Company;

all Senior Debt shall first be paid in full, in cash or cash equivalents, before any payment or distribution, whether in cash, Securities or other Property, shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any payment or distribution, whether in cash, Securities or other Property (other than Securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Section 7 with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any Securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for this Section 7) be payable or deliverable in respect of Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt shall have been paid in full, in cash or cash equivalents.

Proofs of Claim

     If any holder of Subordinated Debt does not file a proper claim or proof of debt therefor prior to twenty (20) days before the expiration of the time to file such claim or proof, then the Senior Agent is hereby authorized and empowered (but not obligated) as the agent and attorney-in-fact for such holder for the specific and limited purpose set forth in this Section 7.3 to file such claim or proof for or on behalf of such holder; provided, however, that the Senior Agent shall have, prior to taking any such action, given fifteen (15) days prior written notice (which notice may be given up to sixty (60) days prior to the expiration of the time to file such claim) to such holder of Subordinated Debt it intends to file such claim or proof of debt. In no event may the Senior Agent or any holder of the Senior Debt vote any claim on behalf of any holder of the Subordinated Debt, and such agency and appointment of attorney-in-fact shall not extend to any such right to vote any such claim.

Payment Default in Respect of Senior Debt

     If:
          (ai) the Company shall default in the payment of any principal of or premium, if any, or interest on any Senior Debt (a "Senior Payment Default") when the same becomes due and payable, whether at maturity, at a date fixed for prepayment, by declaration of acceleration or otherwise; and

          (aj) the Company receives from the Senior Agent written notice (a "Payment Default Notice") of the happening of such Senior Payment Default, stating that such notice is a payment blockage notice pursuant to this
     Section 7.4;

then no direct or indirect payment (in cash, Property or Securities or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase, prepayment or other acquisition or payment of any Subordinated Debt, unless and until such Senior Payment Default shall have been cured or waived or otherwise shall have ceased to exist.

     The Company shall give prompt written notice to each holder of Subordinated Debt of its receipt of any Payment Default Notice under this Section 7.4.

Significant Nonpayment Default in Respect of Senior Debt

     If:

          (ak) any Significant Nonpayment Default shall have occurred; and

          (al) the Company receives from the Senior Agent written notice (a "Nonpayment Default Notice") of the happening of such Significant Nonpayment Default, stating that such notice is a payment blockage notice pursuant to this Section 7.5;

no direct or indirect payment (in cash, property or Securities or by set-off or otherwise) shall be made or agreed to be made for or on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, repurchase, prepayment, purchase or other acquisition or payment of any Subordinated Debt, for a period (each, a "Payment Blockage Period") commencing on the date the Nonpayment Default Notice is delivered to the Company and ending on the Payment Blockage Period Termination Date; provided, however, that:

          (i) only three (3) such Payment Blockage Periods may arise in any period of three hundred sixty-five (365) consecutive days;

          (ii) no more than six (6) Payment Blockage Periods may arise in the aggregate;

          (iii) Payment Blockage Periods may not be in effect for more than one hundred fifty (150) days during any period of three hundred sixty-five
     (365) consecutive days, and any Payment Blockage Period in effect on the one hundred fifty-first (151st) day (whether or not such days are or were consecutive) in any period of three hundred sixty-five (365) consecutive days, such Payment Blockage Period shall terminate immediately; and

          (iv) no Payment Blockage Period may be imposed as a result of any Significant Nonpayment Default which served as the basis for or was continuing during a previous Payment Blockage Period.

     All payments in respect of Subordinated Debt postponed during any Payment Blockage Period shall be immediately due and payable upon the Payment Blockage Period Termination Date thereof (together with such additional interest as is provided for herein and in the Notes for late payment of principal, Prepayment Compensation Amount and interest).

     The Company shall give prompt written notice to each holder of Subordinated Debt of its receipt of any Nonpayment Default Notice under this Section 7.5.

     0.2 Enforcement Notice.

     If, at any time during which the Senior Credit Facility is in effect, any holder or holders of Notes elect to exercise any Remedies in respect of any Event of Default, such holder or holders shall deliver to the Company and to the Senior Agent written notice (an "Enforcement Notice") specifying the Event or Events of Default which are the basis for the exercise of such Remedies and stating the holder or holders intends to exercise Remedies; provided, however, that the failure to deliver such Enforcement Notice to the Senior Agent shall not affect the validity of the Enforcement Notice as between such holder or holders and the Company.

Standstill

     Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, for so long as any amount is outstanding under the Senior Credit Facility, no holder of any Subordinated Debt may exercise any Remedies in respect thereof (and no acceleration or purported acceleration pursuant to Section 6.2(a)(i)(B) or Section 6.2(a)(ii) shall become effective) during any period (a "Standstill Period") commencing on the first date the holders of the Subordinated Debt, but for the provisions of this Section 7, would have been entitled to accelerate the maturity of the Subordinated Debt pursuant to Section 6.2(a)(i)(B) or Section 6.2(a)(ii) and ending upon the earliest of:

          (a) the date which is ten (10) days after the Enforcement Notice is delivered to the Company and the Senior Agent pursuant to Section 7.6; provided, however, that if any Payment Blockage Period is in effect on such tenth (10th) day after the Enforcement Notice is so delivered, this clause
     (a) shall be ineffective to terminate such Standstill Period;

          (b) in the event that a Payment Blockage is in effect on the date which is ten (10) days after the Enforcement Notice is delivered to the Company and the Senior Agent pursuant to Section 7.6, the Payment Blockage Period Termination Date relating to the Significant Nonpayment Default giving rise to such Payment Blockage Period;

          (c) the date that any holder of any Senior Debt commences the exercise of any Remedies in respect of such Debt; and

          (d) the first date upon which any of the Events of Default described in Section 6.1(e) shall have occurred and be continuing beyond any period of grace specified therein; and, in such event, the automatic acceleration of the Notes contemplated in respect of such Event of Default pursuant to Section 6.2(a)(i)(A) shall occur immediately upon the termination of the Standstill Period.

Turnover of Payments

     If:

          (e) any payment or distribution shall be paid to or collected or received by any holders of Subordinated Debt in contravention of any of the terms of this Section 7; and

          (f) the Senior Agent shall have notified the holders of Subordinated Debt in writing, within thirty (30) days after the date such payment or distribution is made, of the facts by reason of which such payment or collection or receipt so contravenes this Section 7 or constituted a Significant Nonpayment Default;

then such holders of Subordinated Debt will deliver such payment or distribution, to the extent necessary to pay all such Senior Debt in full, in cash or cash equivalents, to the Senior Agent, on behalf of the holders of the Senior Debt, and, until so delivered, the same shall be held in trust by such holders of Subordinated Debt as the property of the holders of such Senior Debt. If any amount is delivered to the Senior Agent pursuant to this Section 7.8, whether or not such amounts have been applied to the payment of Senior Debt, and the outstanding Senior Debt shall thereafter be paid in full, in cash or cash equivalents, by the Company or otherwise other than pursuant to this Section 7.8, the holders of Senior Debt shall return to such holders of Subordinated Debt an amount equal to the amount delivered to such holders of Senior Debt pursuant to this Section 7.8, so long as after the return of such amounts the Senior Debt shall remain paid in full, in cash or cash equivalents. Subordination Unaffected by Certain Events

     The rights set forth in this Section 7 of the holders of the Senior Debt as against each holder of Subordinated Debt shall remain in full force and effect without regard to, and shall not be impaired by:

          (g) any act or failure to act on the part of the Company;

          (h) any extension or indulgence in respect of any payment or prepayment of the Senior Debt or any part therefor in respect of any other amount payable to any holder of Senior Debt;

          (i) any amendment, modification, restatement, refinancing or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Debt or any other agreement which may be relating to any Senior Debt, other than such as would cause all or any portion of such Debt to fail to meet the definition of "Senior Debt;"

          (j) any exercise or non-exercise by any holder of Senior Debt of any right, power, privilege or remedy under or in respect of any Senior Debt or Subordinated Debt or any waiver of any such right, power, privilege or remedy or any default in respect of any Senior Debt or the Subordinated Debt, any dealing with or action against any collateral security therefor or any receipt by any holder of Senior Debt of any security, or any failure by any holder of Senior Debt to perfect a security interest in, or any release by any such of Senior Debt of, any security for the payment of any Senior Debt;

          (k) any merger or consolidation of the Company or any of the Subsidiaries into or with any of the Subsidiaries or into or with any Person, or any Transfer of any or all of the Property of the Company or any of the Subsidiaries to any other Person; or

          (l) the absence of any notice to, or knowledge by, any holder of Subordinated Debt of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (e).

Waiver and Consent

     Each holder of Subordinated Debt waives any and all notices of the acceptance of the provisions of this Section 7 or of the creation, renewal, extension or accrual, now or at any time in the future, of any Senior Debt.

Reinstatement of Subordination

     The obligations of each holder of Subordinated Debt under the provisions set forth in this Section 7 shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Senior Debt that is rescinded or must otherwise be returned by the holder of such Senior Debt upon the occurrence or as a result of any bankruptcy or judicial proceeding, all as though such payment had not been made.

Obligations Not Impaired

     Nothing contained in this Section 7 shall impair, as between the Company and any holder of Subordinated Debt, the obligation of the Company to pay to such holder the principal thereof and Prepayment Compensation Amount, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms thereof and to comply with each and every provision of the Notes and this Agreement or prevent any holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Agreement, all subject to the rights of the holders of the Senior Debt to receive cash, Securities or other Property otherwise payable or deliverable to the holders of Subordinated Debt.

Payment of Senior Debt; Subrogation

     Upon the payment in full of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holder of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full, and such payments or distributions received by the holders of Subordinated Debt by reason of such subrogation, of cash, Securities or other Property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, be deemed to be a payment by the Company on account of Senior Debt and not on account of Subordinated Debt.

Reliance of Holders of Senior Debt

     Each holder of Subordinated Debt by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the creation of Subordinated Debt, to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt. Each such holder of Senior Debt is intended to be, and is, a third party beneficiary of this Section 7. Each holder of Subordinated Debt acknowledges and agrees that the provisions set forth in this Section 7 shall be enforceable against such Persons by the holders of the Senior Debt. Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, none of the provisions of this Section 7 (including, without limitation, this Section 7.14) may, directly or indirectly, be amended, modified, supplemented or waived without the prior written consent of the Senior Agent, on behalf of the holders of the Senior Debt.

Identity of Holders of Senior Debt

     Upon the request of any holder of Subordinated Debt, the Company shall deliver to such holder a list of all holders of Senior Debt outstanding at such time, providing the name and address of each such holder of Senior Debt and the principal amount of Senior Debt held by each such holder; provided, however, that, if any holder of Senior Debt shall have appointed an agent or other representative with respect to the Senior Debt held by it, the Company may provide the name and address of such agent or representative in lieu of the name and address of such holder of Senior Debt.

Amendments to Senior Credit Facility

     Notwithstanding the other provisions of this Section 7, no amendment to or Refinancing of the Senior Debt or any agreement or instrument related thereto shall be effective as to the holders of the Subordinated Debt or be entitled to the benefits of this Section 7 without the consent of each holder of Notes to the extent that such amendment would prohibit directly the Company or any Subsidiary from making scheduled payments in respect of the Subordinated Debt in any manner which is not specifically set forth in the Senior Credit Agreement, as in effect on the Closing Date.

INTERPRETATION OF THIS AGREEMENT

Terms Defined

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     Acceptable Consideration -- means, with respect to any Transfer of any asset of the Company or any Subsidiary, cash consideration, promissory notes or such other non-cash consideration (or any combination of the foregoing) as is, in each case, determined by the Board of Directors, in its good faith opinion, to be in the best interests of the Company and to reflect the Fair Market Value of such asset.

     Acceptable Revolving Credit Facility -- means and includes a revolving credit agreement or similar agreement:

          (a) pursuant to which the lender commits to permit the Company, subject to the conditions therein, to obtain from time to time thereunder loans or advances of cash, letters of credit or bankers acceptances and periodically repay the same; and

          (b) the obligations under which are secured by a Lien upon (among any other Property subject to such Lien) all or substantially all Inventory and Receivables of the Company and the Subsidiaries which are included in calculating the Borrowing Base.

     Affiliate -- means and includes, at any time, each Person (other than a Subsidiary):

          (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

          (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company;

          (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company; or

          (d) that is an officer or director of the Company;

at such time; provided, however, that neither of the Purchasers nor any of their affiliates shall be deemed to be an "Affiliate," and no Person holding any one or more of the Notes or Warrants shall be deemed to be an "Affiliate" solely by virtue of the ownership of such securities. As used in this definition:

          control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Agreement, this -- and references thereto shall mean this Note Agreement as it may from time to time be amended or supplemented.

     Applicable Interest Law -- means any present or future law (including, without limitation, the laws of the State of New York and the United States of America) which has application to the interest and other charges pursuant to this Agreement and the Notes.

     Board of Directors -- means, at any time, the board of directors of the Company or any or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

     Borrowing Base -- means the sum of:

          (a) eighty percent (80%) of Eligible Receivables aged less than ninety-one days; plus

          (b) any amount of the Battaglia Receivables not exceeding Four Hundred Thousand Dollars ($400,000); plus

          (c) the lesser of:

               (i) forty percent (40%) of the book value of raw materials, work-in-progress and finished goods Inventory, exclusive of any Inventory warehoused at any warehouse location for which the lender under the Acceptable Revolving Credit Facility has not received a warehouse Lien waiver in form and substance acceptable to such lender, subordinating the warehouseman's Lien to the Lien of such lender; and

               (ii) fifty percent (50%) of the Debt outstanding under such Acceptable Revolving Credit Facility.

So long as:

          (A) there has been no bad faith on the part of either the Company or the Senior Agent in the preparation of the Borrowing Base Certificate;

          (B) the Borrowing Base Certificate contains no manifest error;

          (C) such Borrowing Base Certificate was completed no more than thirty-five (35) days prior to the date of determination; and

          (D) such Borrowing Base Certificate measures the Borrowing Base as of a date no more than fifty (50) days prior to the date of determination;

then the Borrowing Base at any time shall be deemed to be the amount set forth on the most recent Borrowing Base Certificate delivered to the Senior Agent. In all other cases, the Borrowing Base shall equal the actual Borrowing Base on the date of determination.

     Business Day -- means a day other than a Saturday, a Sunday or a day on which banks in the State of New York are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

     Capital Lease -- means, at any time, a lease of any Property with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     Capital Stock -- means any class of preferred, common or other capital stock, share capital or similar equity interest of a Person including, without limitation, any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

     Capitalized Interest Amount -- Section 1.2.

     Change in Management -- means, at any time, an occurrence or event, or failure of an event to occur, as a result of which:

          (a) Mark Cocchiola either: shall fail to hold the position and title of President and Chief Executive Officer of the Company at such time; shall fail to have the responsibilities and duties attendant to such offices and such responsibilities and duties as were regularly performed by him on the Closing Date; or shall become unable (including, without limitation, by death or disability lasting longer than one hundred twenty (120) days) to perform or discharge such duties; or

          (b) Paul Lauriero either: shall fail to hold the position or title of Executive Vice President of the Company at such time; shall fail to have the responsibilities and duties attendant to such office and such responsibilities and duties as were regularly performed by him on the Closing Date; or shall become unable (including, without limitation, by death or disability lasting longer than one hundred twenty (120) days) to perform or discharge such duties;

in each case, regardless of the reason for such occurrence or event, or failure of any event to occur.

     Change in Management Payment Date -- Section 1.5(a).

     Closing Date -- means the date any Notes are first sold.

     Common Stock -- means the Common Stock, par value $.01 per share, of the Company.

     Company -- the introductory paragraph.

     Confidential Information -- means information delivered to any holder of Notes by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such holder as being confidential information of the Company or such Subsidiary; provided, however, that such term does not include information that:

          (a) was publicly known or otherwise known to such holder prior to the time of such disclosure;

          (b) subsequently becomes publicly known through no act or omission by such holder or any Person acting on behalf of such holder;

          (c) otherwise becomes known to such holder other than through:

               (i) disclosure by the Company or any Subsidiary; or

               (ii) disclosure to such holder which, to such holder's actual knowledge, was made to such holder by any Person in violation of a duty of confidentiality to the Company or any Subsidiary; or

          (d) constitutes  financial  statements  delivered to such holder under
     Section 5.1 that are otherwise publicly available.

     Consolidated Cash Flow -- means, for any period, the sum of:

          (a) Consolidated Net Earnings; plus

          (b) Consolidated Interest Expense; plus

          (c) Consolidated Tax Expense; plus

          (d) Consolidated Depreciation Expense; plus

          (e) all other non-cash charges (determined on a consolidated basis for such period, but only to the extent included in the determination of Consolidated Net Earnings for such period); plus

          (f) for purposes of the twelve (12) month period immediately following the Closing Date only, the amount of loss incurred by the Company from the redemption of the CoreStates Securities and the aggregate amount of investment banking and legal fees paid by the Company in connection with the issuance of the Notes, in each case, solely to the extent deducted from revenues of the Company and the Subsidiaries in computing Consolidated Net Earnings during such period;

in each case determined in respect of such period.

     Consolidated Cash Flow Available for Fixed Charges -- means, with respect to any period, without duplication, the sum of:

          (a) Consolidated Cash Flow for such period; plus

          (b) Consolidated Rental Expense for such period.

     Consolidated Depreciation Expense -- means, for any period, the amount of depreciation and amortization expense (including, without limitation, expenses associated with marketing service agreements, retail licensing agreements, sale-and-leaseback transactions and deferred financing charges) of the Company and the Subsidiaries, determined on a consolidated basis for such period, but only to the extent deducted from revenues of the Company and the Subsidiaries in computing Consolidated Net Earnings for such period.

     Consolidated Fixed Charge Coverage Ratio -- means, for any period, the ratio of Consolidated Cash Flow Available for Fixed Charges to Consolidated Fixed Charges, determined in each case in respect of such period.

     Consolidated Fixed Charges -- means, for any period, an amount equal to the sum of:

          (a) Consolidated Interest Expense; plus

          (b) Consolidated Rental Expense;

determined in respect of such period.

     Consolidated Interest Expense -- means, for any period, the amount of interest accrued on, or with respect to, interest bearing obligations of the Company and the Subsidiaries, including, without limitation, amortization of debt discount, imputed interest on Capital Leases and interest on the Notes and other Debt, determined on a consolidated basis for such period, but only to the extent deducted from revenues of the Company and the Subsidiaries in computing Consolidated Net Earnings for such period. For purposes of calculating Consolidated Interest Expense, the Capitalized Interest Amount paid in respect of the Notes on any Interest Payment Date shall not be included.

     Consolidated Net Earnings -- means, for any period, net income of the Company and the Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP, but excluding:

          (a) any gain or loss arising from the sale of capital assets or any write-up or write-down of assets, other than in the ordinary course of business;

          (b) earnings or losses of any Subsidiary accrued prior to the date it became a Subsidiary;

          (c) earnings or losses of any Person, substantially all the assets of which have been acquired in any manner, realized by such other Person prior to the date of such acquisition;

          (d) earnings or losses of any Person (other than a Subsidiary) in which the Company or any Subsidiary shall have an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

          (e) any portion of the net earnings of any Subsidiary that for any reason is unavailable for payment of dividends to the Company or any other Subsidiary or that cannot be freely converted into United States dollars;

          (f) the earnings or losses of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction;

          (g) any gain or loss arising from the acquisition of any Securities of the Company or any Subsidiary;

          (h) reversal of any extraordinary, unusual or nonrecurring contingency reserves not created during such period; and

          (i) other extraordinary gains or losses.

     Consolidated Net Worth -- means, at any time, the stockholders' equity as would be reflected on a balance sheet of the Company and the Subsidiaries prepared on a consolidated basis in accordance with GAAP at such time.

     Consolidated Rental Expense -- means, for any period, an amount equal to Operating Rental Expense of the Company and the Subsidiaries, determined on a consolidated basis for such period, but only to the extent included in the determination of Consolidated Net Earnings for such period.

     Consolidated Tax Expense -- means, for any period, the amount of tax expense of the Company and the Subsidiaries in respect of federal and state taxes imposed on or measured by income or excess profits, to the extent, but only to the extent, deducted from revenues of the Company and the Subsidiaries in computing Consolidated Net Earnings for such period.

     Consolidated Total Assets -- means, at any time, all assets of the Company and the Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and the Subsidiaries as of such time prepared in accordance with GAAP.

     Consolidated Total Debt -- means, at any time, an amount equal to all Debt of the Company and the Subsidiaries, determined on a consolidated basis at such time.

     CoreStates   Securities   --  means,   collectively,   the  11.75%   senior
subordinated notes due September 30, 2001 and related warrant issued by the Company to CoreStates Enterprise Fund.

     Debt -- with respect to any Person, means, without duplication, the liabilities of such Person with respect to:

          (a) Borrowed Money -- borrowed money;

          (b) Deferred Purchase Price of Property -- the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

          (c) Secured Liabilities -- borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

          (d) Capital Leases -- Capital Leases of such Person;

          (e) Letters of Credit -- letters of credit, bankers acceptances or similar instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not representing obligations for borrowed money), other than undrawn trade letters of credit in the ordinary course of business;

          (f) Swaps -- Swaps of such Person; and

          (g) Guarantees -- any Guaranty of such Person of any obligation or liability of another Person of obligations of the type listed in clause (a) through clause (f) of this definition of Debt;

provided that, with respect to the Company, Debt shall not include any unfunded obligations which may now or hereafter exist with respect to Company's Plans.

As used in this definition,

          Swaps -- means, with respect to any Person, obligations with respect to interest rate swaps and currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount thereof. The aggregate net obligation of Swaps at any time shall be the aggregate amount of the obligations of such Person under all

     Swaps assuming all such Swaps had been terminated by such Person as of the end of the then most recently ended fiscal quarter of such Person. If such net aggregate obligation shall be an amount owing to such Person, then the amount shall be deemed to be Zero Dollars ($0).

Unless the context otherwise requires, "Debt" means Debt of the Company or of a Subsidiary.

     Default -- means any event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

     DOL -- means the United States Department of Labor and any successor agency.

     Eligible Receivables -- has the meaning set forth in the Senior Credit Agreement, as in effect on the date hereof, but after giving effect to any amendments (but only such amendment or amendments) thereto as would not have the effect, individually or in the aggregate, of materially increasing the Borrowing Base.

     Environmental Protection Law -- means any law, statute or regulation enacted by any Governmental Authority in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Materials and any applicable orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

     ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     ERISA   Affiliate   --  means  any  trade  or  business   (whether  or  not
incorporated) that is treated as a single employer together with the Company under section 414 of the IRC.

     Event of Default -- Section 6.1.

     Exchange Act -- means the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC thereunder.

     Excluded  Transfers -- means Transfers referred to in clauses (i), (ii) and
(iii) of Section 4.2 (a).

     Fair Market Value -- means, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

     Financing Documents -- means and includes this Agreement, the Securities Purchase Agreements, the Notes, Subsidiary Guaranty, the Warrant Agreement, the Warrant certificates and the other agreements, certificates and instruments to be executed pursuant to the terms of each of the foregoing, as each may be amended, restated or otherwise modified from time to time.

     GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the

Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

     Governmental Authority -- means:

          (a) the government of:

               (i) the United States of America and any state or other political subdivision thereof; or

               (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or that asserts any jurisdiction over the conduct of the affairs of, or the Property of, the Company or any such Subsidiary; and

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     Guaranty -- means with respect to any Person (for the purposes of this definition, the "Guarantor") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

          (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

          (b) to advance or supply funds

               (i) for the purchase or payment of such indebtedness, dividend or obligation; or

               (ii) to maintain working capital or other balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or obligation;

          (c) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability:

          (i) in each case where the obligation that is the subject of such Guaranty is in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guaranty is the amount of the direct obligation then outstanding; and

          (ii) in each case where the obligation that is the subject of such Guaranty is not in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guaranty is the amount (if any) of the direct obligation that is then due.

     Hazardous Material -- means all or any of the following:

          (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Protection Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TLCP toxicity" or "EP toxicity";

          (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;

          (c)  any  flammable   substances  or  explosives  or  any  radioactive
     materials;

          (d) asbestos or urea formaldehyde in any form; and

          (e) dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

     Interest Payment Date -- Section 1.1.

     Investments -- means all investments, made in cash or by delivery of Property, by the Company and the Subsidiaries:

          (a) in any  Person,  whether by  acquisition  of stock,  Debt or other
     obligation  or  Security,   or  by  loan,  Guaranty,   advance  or  capital
     contribution, or otherwise; or

          (b) in any Property.

     IRC -- means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

     Junior Subordinated Debt -- means any Debt of the Company or any Subsidiary which is:

          (a) issued on or after the date of this Agreement and which is expressly subordinated in right of payment to any Debt of the Company; or

          (b) owing to any Subsidiary or any Affiliate.

     Lien -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property (for purposes of this definition, the "Owner"), whether such interest is based on the common law, statute or contract, and includes but is not limited to:

          (a) the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing;

          (b) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property;

          (c)  stockholder   agreements,   voting  trust  agreements,   buy-back
     agreements and all similar arrangements affecting the Owner's rights in stock owned by the Owner; and

          (d) any interest in any Property held by the Owner evidenced by a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to such Property has been retained by or vested in some other Person for security purposes.

The term "Lien" does not include negative pledge clauses in loan agreements and equal and ratable security clauses in loan agreements.

     Material Adverse Effect -- means, with respect to any event or circumstance (either individually or in the aggregate with all other events and circumstances), an effect caused thereby or resulting therefrom that would be materially adverse as to, or in respect of:

          (a)  the  business,   operations,   profits,  financial  condition  or
     Properties of the Company and the Subsidiaries, taken as a whole;

          (b) the ability of the Company and the Subsidiary Guarantors, taken as a whole, to perform their respective obligations under any Financing Document to which they are a party; or

          (c) the validity or enforceability of any of the Financing Documents.

     Maximum Legal Rate of Interest -- means the maximum rate of interest that a holder of Notes may from time to time legally charge the Company by agreement and in regard to which the Company would be prevented successfully from raising the claim or defense of usury under the Applicable Interest Law as now or hereafter construed by courts having appropriate jurisdiction.

     Modified Prepayment Compensation Amount -- means, with respect to Prepaid Principal and the date the payment thereof is due, an amount equal to the applicable percentage set out below of the Prepaid Principal:

================================================================================
If Prepayment Occurs During
the Period Specified Below:                  Percentage of Prepaid Principal:
================================================================================

================================================================================
--------------------------------------------------------------------------------
From and including March 1, 2001 up to                      7.50%
and including February 28, 2002
--------------------------------------------------------------------------------
From and including March 1, 2002 up to                      5.00%
and including February 28, 2003
--------------------------------------------------------------------------------
From and including March 1, 2003 up to                      2.50%
and including February 28, 2004
--------------------------------------------------------------------------------
On or after March 1, 2004                                    0.0%
================================================================================

     Multiemployer Plan -- means any "multiemployer plan" (as defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

     NASDAQ -- means the NASDAQ Stock Market, Inc., a subsidiary of the NASD.

     NASDAQ National Market -- has the meaning ascribed thereto in Rule 4200(r) of NASDAQ.

     Nonpayment Default Notice -- Section 7.5(b).

     Note -- means and includes each 16.5% Senior Subordinated Note due March 1, 2006 issued pursuant to this Agreement.

     Operating Lease -- means, with respect to any Person, any lease other than a Capital Lease.

     Operating Rental Expense -- means, for any Person for any period, all fixed payments which the lessee is required to make by the terms of any Operating Lease during such period but shall not include amounts required to be paid in respect of maintenance, repairs, income taxes, property taxes, insurance, assessments or other similar charges or additional rentals (in excess of fixed minimums) based upon a percentage of gross receipts.

     Payment Blockage Period -- Section 7.5.

     Payment Blockage Period Termination Date -- means, with respect to any Significant Nonpayment Default, the earliest of:

          (a) the passing of a number of days equal to the difference of:

               (i) one hundred fifty (150) days; minus

               (ii) the aggregate number of days during the three hundred sixty-five (365) calendar days immediately preceding the date upon which the Nonpayment Default Notice relating to such Significant Nonpayment Default during which a payment blockage pursuant to Section
          7.5 has been in effect with respect to any other Significant Nonpayment Default;

         since the earlier of:

                    (A) the date upon which the  Nonpayment  Default  Notice was given; and

                    (B) the date that any Standstill  Period arising out of such
               Significant Payment Default commenced;

               (b) the date on which such Significant Nonpayment Default shall have been cured or waived in writing (whether by amendment of any provision of the Senior Credit Agreement or otherwise) or shall have ceased to exist;

               (c) the date such Payment Blockage Period shall have been terminated by written notice to the Company from the Senior Agent; and

               (d) the date of the repayment in full in cash or cash equivalents of the Senior Debt and the termination of any commitment to make any further loans or advances in respect of the Senior Debt.

     Payment Default Notice -- Section 7.4.

     PBGC -- means the Pension Benefit Guaranty Corporation, or any other Person succeeding to the duties thereof.

     Permitted Investor -- means and includes any Person:

          (a) which is a Purchaser;

          (b) in connection with the liquidation, dissolution, termination or other event with respect to any holder of Notes which requires any holder of Notes to distribute the Notes to the stockholders, shareholders, members or partners of such holder, each such stockholder, shareholder, member or partner; or

          (c) (i) which meets the criteria for an "accredited investor," as set forth in either Rule 501(a)(1), Rule 501(a)(2), Rule 501(a)(3), Rule 501(a)(7) or Rule 501(a)(8), in each case, under the Securities Act; and

               (ii) which is not engaged principally in the production or distribution of dairy products.

     Permitted Revolving Credit Debt -- means and includes all Debt incurred pursuant to an Acceptable Revolving Credit Facility which, at the time of incurrence thereof, was incurred in compliance with Section 4.7(a).

     Person -- means an individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     Plan -- means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the

Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     Prepaid Principal -- means any portion of the principal amount of any Note being paid for any reason (including, without limitation, acceleration, optional payment or mandatory payment required because of the occurrence of a contingency) prior to its regularly scheduled maturity date.

     Prepayment Compensation Amount -- at any time, means:

          (a) if such time is prior to March 1, 2001, the Standard Prepayment Compensation Amount; and

          (b) if such time is on or after March 1, 2001, the Modified Prepayment Compensation Amount.

     Pro Forma Consolidated Cash Flow -- means, for any period, Consolidated Cash Flow for such period; provided, however, that for purposes of calculations made under Section 4.6 or Section 4.7(b)(v), if:

          (a) the proceeds of any Consolidated Debt included in such calculation made under Section 4.6 or Section 4.7(b)(v) were applied by the Company either:

               (i) to purchase or acquire all of the Capital Stock of any Person, or all or substantially all of the Property of any Person, which, as a result of such purchase or acquisition, became a Subsidiary; or

               (ii) as the consideration paid to the former holders of the Capital Stock of any Person which is merged into the Company or any Subsidiary; and

          (b) both:

               (i) audited historical balance sheets, statements of operations and statements of cash flows are available for a period of one (1) full fiscal year of the acquired Person ending not more than sixteen
          (16) calendar months prior to the date of such acquisition are available to the Company and the holders of the Notes; and

               (ii) either such audited historical financial statements referred to in clause (i) (whether or not expressly prepared in connection with such acquisition), or quarterly unaudited balance sheets, statements of operations and statements of cash flows for such Person prepared in accordance with GAAP, in conformity with the accounting principles applied to such audited financial statements of such acquired Person (subject to year-end adjustments) and which have been the subject of a review by such acquired Person's independent certified public accountants in accordance with the provisions of Statement of Auditing Standards No. 71 (or any successor standard generally accepted by the accounting profession) covering the period for which Pro Forma
          Consolidated Cash Flow is being calculated, are available to the Company and the holders of the Notes; and

          (c) such transaction occurred after the first day of such period;

then Pro Forma Consolidated Cash Flow shall be calculated assuming that such transaction occurred on the first day of such period, and that such acquired Person was a Subsidiary for the entire period.

     Property -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     Purchasers -- the introductory paragraph.

     Refinancing -- means and includes, with respect to any Debt, any renewal, extension, replacement, refinancing or refunding of such Debt; and the terms "Refinance" and "Refinanced" have correlative meanings.

     Remedies -- means and includes, with respect to any Debt (including, without limitation, the Senior Debt and the Subordinated Debt):

          (a) the acceleration of the maturity of any of such Debt;

          (b) the exercise of any put right or other similar right to require the Company or any Subsidiary to repurchase any of such Debt prior to the stated maturity thereof;

          (c) the collection or commencement of proceedings against the Company, any Subsidiary or any other Person obligated on such Debt or any of their respective Property, to enforce or collect any of such Debt;

          (d) taking possession of or foreclosing upon (whether by judicial proceedings or otherwise) any Liens or other collateral security for such Debt; or causing a marshalling of any Property of the Company or any Subsidiary;

          (e) the making of a demand in respect of any Guaranty given by the Company or any Subsidiary of such Debt; or

          (f) exercising any other remedies with respect to such Debt or any claim with respect thereto.

     Required Holders -- means, at any time, the holders of not less than sixty-six and two-thirds percent (66 2/3%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate).

     Required Principal Payment -- Section 1.3(b).

     Restricted Investment -- means, at any time, all Investments except the following:

          (a)  Property  (including,   without  limitation,  real  Property  and
     interests therein) to be used in the ordinary course of business and current assets arising from the sale of goods and services in the ordinary course of business of the Company and the Subsidiaries;

          (b) Investments in one or more Subsidiaries or any corporation that concurrently with such Investment becomes a Subsidiary;

          (c) Investments in direct obligations of the United States of America, any agency thereof or obligations guaranteed by the United States of America, so long as such obligations are backed by the full faith and credit of the United States of America; provided that such obligations mature within three (3) years from the date of acquisition thereof;

          (d) Investments in any obligation of any state or municipality thereof given either of the two (2) highest ratings by at least one credit rating agency of recognized national standing and maturing within three (3) years from the date of acquisition;

          (e) Investments in certificates of deposit or banker's acceptances given one (1) of the two (2) the highest ratings by at least one credit rating agency of recognized national standing, issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000) and maturing within one
     (1) year from the date of acquisition;

          (f) Investments in money market mutual funds that invest solely in so-called "money market" instruments maturing not more than one year after the acquisition thereof and given one of the two (2) the highest ratings by at least one credit rating agency of recognized national standing;

          (g) Investments in commercial paper given either of the two (2) highest ratings by at least one credit rating agency of recognized national standing and maturing not more than two hundred seventy (270) days from the date of creation thereof; and

          (h) Investments outstanding on the Closing Date and listed on Part 8.1RI(g) of Annex 3.

Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon.

     Restricted Payment -- means and includes:

          (a) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock (including, without limitation, the Common Stock) or Rights of the Company, now or hereafter outstanding, except:

               (i) a dividend payable solely in shares of Common Stock; or

               (ii) a dividend or other distribution of Common Stock or other Securities pursuant to the applicable provisions of the Rights Agreement, as in effect on the date hereof;

          (b) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock or Rights of any Subsidiary, now or hereafter outstanding, except:

               (i) a dividend payable solely in shares of common stock of such Subsidiary; or

               (ii) to the extent that such dividend or distribution is, directly or indirectly, payable to the Company; and

          (c) any payment, whether in respect of principal, premium, interest, fees, expenses or otherwise, in respect of, or any redemption, retirement, purchase or other acquisition, direct or indirect, of, any Junior Subordinated Debt.

     Restricted Repurchase -- means and includes:

          (a) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of Capital Stock or Rights of the Company now or hereafter outstanding, except:

               (i) in the case of Rights, the retirement of such Rights by virtue of the exercise or conversion thereof into Common Stock; or

               (ii) a redemption of Share Purchase Rights of the Company pursuant to the redemption provisions of the Rights Agreement; or

          (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of Capital Stock or Rights of any Subsidiary now or hereafter outstanding, except to the extent that such redemption, retirement, purchase or other acquisition is made from, and the payment in respect of such redemption, retirement, purchase or other acquisition is paid, directly or indirectly, to the Company.

     Right -- with respect to any class of Capital Stock (including, without limitation, Common Stock) of the Company or any Subsidiary, means and includes:

          (a) any warrant (including, without limitation, any Warrant) or any option (including, without limitation, employee stock options) to acquire any such Capital Stock;

          (b) any right issued to holders of such Capital Stock, permitting such holders to subscribe to shares of any such Capital Stock or Rights (pursuant to a rights offering or otherwise);

          (c) any right to acquire such Capital Stock pursuant to the provisions of any Security (including, without limitation, any Series A Preferred Stock, as and when issued) convertible or exchangeable into such Capital Stock; and

          (d) any similar right permitting the holder thereof to subscribe for or purchase shares of such Capital Stock.

     Rights Agreement -- means the Rights Agreement, dated as of March 6, 1996, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

     Sale-Leaseback Transaction -- means any transaction or series of related transactions in which the Company or a Subsidiary sells or conveys any of its Property to any Person (other than the Company, a Subsidiary or an Affiliate) and substantially concurrently with such sale or conveyance, rents or leases as lessee all or substantially all of such Property so sold or conveyed.

     SEC -- means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

     Securities Act -- means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Securities Purchase Agreements -- means the separate Securities Purchase Agreements each dated as of March 9, 1998, between the Company and each of the respective Purchasers, relating to the offering and sale of the Notes and the Warrants.

     Security -- means "security" as defined by section 2(1) of the Securities Act.

     Senior Agent -- means, for so long as the Senior Credit Agreement remains outstanding, Fleet Bank, N.A., as agent in respect of the Senior Credit Agreement, and thereafter, any one agent or lender in respect of the Senior Credit Facility, or representative of either, designated in writing to each holder of Notes by the predecessor Senior Agent and the Company as being the "Senior Agent".

     Senior Credit Agreement -- means the Amended and Restated Revolving Loan, Guaranty and Security Agreement, dated January 5, 1998, between the Company, Suprema Specialties West, Inc., a California corporation, Suprema Specialties Northeast, a New York corporation, and Fleet Bank, N.A., as amended by that certain letter agreement, dated January 28, 1998, between the Company and Fleet Bank, N.A. and that certain letter agreement, dated February 23, 1998, between the Company and Fleet Bank, N.A., and as thereafter amended in compliance with the provisions of Section 7.16.

     Senior Credit Facility -- means and includes:

          (a) the Senior Credit Agreement; and

          (b) any Acceptable Revolving Credit Facility, which Acceptable Revolving Credit Facility has Refinanced the Senior Debt governed by the terms of a Senior Credit Facility which both the Company and the Senior Agent under the predecessor Senior Credit Facility (or, if no such other agreement is then in effect, by the Company) have designated in writing to each holder of Notes as being the "Senior Credit Facility;" provided, however, that, by making such designation, the predecessor Senior Credit Facility shall cease to be the Senior Credit Facility (but any Debt outstanding or incurred thereunder shall continue to be Senior Debt for so long as such Debt meets the definition thereof).

     Senior Debt -- means and includes all obligations, liabilities and indebtedness of the Company now or hereafter existing, whether fixed or contingent, and whether for principal, interest (including interest accruing after the filing of a petition under the Bankruptcy Code, whether or not allowed), fees, expenses, indemnification or otherwise, in respect of:

          (a) the Senior Credit Facility, in a principal amount which, together with any fees not provided for in the Senior Credit Agreement as in effect on the date hereof, does not exceed a maximum commitment amount of Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000);

          (b) Debt and other obligations (including, without limitation, obligations to make payments of Operating Lease Expense to Fleet Bank, N.A., arising out of Operating Leases entered into in connection with Sale-Leaseback Transactions with Fleet Bank, N.A.) outstanding on the Closing Date and listed as "Senior Debt" on Part 4.7(b) of Annex 3

          (c) all Permitted Revolving Credit Debt; and

          (d) any other Debt of the Company (including, without limitation, additional Debt owing to the Senior Agent) other than Permitted Revolving Credit Debt, incurred in compliance with all provisions of this Agreement; provided, however, that the Company shall have delivered to each holder of Notes, at least three (3) Business Days prior to the incurrence thereof, a certificate of a Senior Financial Officer establishing that such Debt may be incurred in compliance with the provisions of Section 4.7(b)(v).

Notwithstanding the foregoing, in no event shall "Senior Debt" include any Junior Subordinated Debt.

     Senior Financial Officer -- means any one of the chief financial officer, the treasurer and the principal accounting officer of the Company.

     Senior Officer -- means any one of the chairman of the board of directors, the chief executive officer, the chief operating officer, and the president, of the Company.

     Senior Payment Default -- Section 7.4(a).

     Series A Preferred Stock -- means the Series A Convertible Preferred Stock, par value $.10 per share, of the Company.

     Share Purchase Rights -- means the Common Stock purchase rights issued pursuant to the Rights Agreement.

     Significant Nonpayment Default -- means and includes:

          (a) an event of default under the Senior Credit Facility in respect of the failure of the Company to comply with any material covenant or agreement in respect of the Senior Credit Facility (it being understood that the provisions of Sections 10.14 through 10.21, inclusive, Section
     10.27 and Section 10.30 of the Senior Credit Agreement, as in effect on the date hereof, are "material covenants" for such purpose); and

          (b) an event of default in respect of the Senior Credit Facility arising out of any Event of Default in respect of this Agreement.

     Specified Stock -- means and includes:

          (a) the Common Stock; and

          (b) any class of Capital Stock of the Company which:

               (i) is convertible into Common Stock;

               (ii) does not, pursuant to its terms or the terms of any ancillary agreement or document, require the Company or any Subsidiary to redeem all or any portion thereof at any time, whether or not conditioned upon the happening of a contingency, prior to July 1, 2006; and

               (iv) does not, pursuant to its terms or the terms of any ancillary agreement or document, confer upon the holders thereof any right in respect of the failure of the Company to pay any dividend in respect thereof (other than cumulation of such dividends or the right to nominate or otherwise select or participate in the selction of one or more directors of the Company).

     Standard Prepayment Compensation Amount -- means, with respect to Prepaid Principal and the date the payment thereof is due (the "Payment Date") an amount equal to the excess (if any) of the Present Value of the Prepaid Cash Flows over the amount of such Prepaid Principal, determined in respect of such Prepaid Principal as of such Payment Date. As used in this definition:

          Present Value of the Prepaid Cash Flows -- means the sum of the present values of the then remaining scheduled payments of principal and interest that would have been payable in respect of such Prepaid Principal but that are no longer payable as a result of the early payment of such Prepaid Principal. In determining such present values:

               (i) the amount of interest accrued through and including the day immediately preceding such Payment Date on such Prepaid Principal since the scheduled interest payment date immediately preceding such Payment Date shall be deducted from the first of such payments of interest; and

               (ii) a discount rate per annum equal to the Make-Whole Discount Rate determined with respect to such Prepaid Principal and such Payment Date divided by twelve (12), and a discount period of one (1) month, shall be used.

     Make-Whole Discount Rate -- means the sum of:

               (i) one (1) percent (1.00%) per annum; plus

               (ii) the per annum  percentage rate (rounded to the nearest three
          (3) decimal places) equal to the bond equivalent yield to maturity derived from the Bloomberg Rate, or if the Bloomberg Rate is not then available, the Applicable H.15 Rate, determined as of the date that is two (2) Business Days prior to such Payment Date.

          Applicable H.15 -- means, at any time, the United States Federal Reserve Statistical Release H.15(519) then most recently published and available to the public, or if such publication is not available, then any other source of current information in respect of interest rates on securities of the United States of America that is generally available and, in the reasonable judgment of the Required Holders, provides information reasonably comparable to the H.15(519) report.

          Applicable H.15 Rate -- means, at any time, the then most current annual yield to maturity of the hypothetical United States Treasury obligation listed in the Applicable H.15 with a Treasury Constant Maturity (as such term is defined in such Applicable H.15) equal to the Weighted Average Life to Maturity of such Prepaid Principal. If no such United States Treasury obligation with a Treasury Constant Maturity corresponding exactly to such Weighted Average Life to Maturity is listed, then the yields for the two (2) then most current hypothetical United States Treasury obligations with Treasury Constant Maturities most closely corresponding to such Weighted Average Life to Maturity (one (1) with a longer maturity and one (1) with a shorter maturity, if available) shall be calculated pursuant to the immediately preceding sentence and the Make-Whole Discount Rate shall be interpolated or extrapolated from such yields on a straight-line basis.

          Bloomberg Rate - means the per annum yield reported on the Bloomberg Financial Markets System at 10:00 a.m. (New York time) on the second (2nd) Business Day preceding such Payment Date for United States government securities having a maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of such Prepaid Principal. Page USD shall be used as the source of such yields, or if not then available, such other screen available on the Bloomberg Financial Markets System as shall, in the opinion of the Required Holders, provide equivalent information.

          Treasury Constant Maturity -- has the meaning specified in the Applicable H.15.

          Weighted Average Life to Maturity -- means the number of years (calculated to the nearest one-twelfth (1/12th)) obtained by dividing the Remaining Dollar-Years of such Prepaid Principal by such Prepaid Principal, determined as of such Payment Date.

          Remaining Dollar-Years -- means the result obtained by:

               (a) multiplying, in the case of each then remaining scheduled payment of principal that would have been payable in respect of Prepaid Principal but is no longer payable as a result of the payment of such Prepaid Principal;

                    (i) an amount equal to such scheduled  payment of principal;
               by

                    (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such Payment Date and the date such scheduled principal payment would be due if such Prepaid Principal had not been so prepaid; and

               (b) calculating the sum of each of the products obtained in the preceding subsection (a).

     Standstill Period -- Section 7.7.

     Subordinated Debt -- means and includes all obligations, liabilities and indebtedness of the Company now or hereafter existing, whether fixed or contingent, and whether for principal, interest (including interest accruing after the filing of a petition under the Bankruptcy Code, to the extent allowed), fees, expenses, indemnification or otherwise, in respect of this Agreement and the Notes.

     Subsidiary -- means a corporation of which the Company owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of each class of Voting Stock.

     Subsidiary Guaranty -- means the Unconditional Guaranty, dated as of the date hereof, entered into by Suprema Specialties West, Inc. and Suprema Specialties Northeast, Inc., as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof.

     Subsidiary Stock -- Section 4.2(b).

     Surviving Corporation -- Section 4.1(a).

     Transfers -- Section 4.2(a).

     Voting Stock -- means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time any stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), and, in the case of the Company, shall include the Common Stock. Except as otherwise provided, references herein to "Voting Stock" shall mean Voting Stock of the Company.

     Warrant -- means each warrant to purchase Common Stock issued pursuant to the Warrant Agreement.

     Warrant Agreement -- means the Warrant Agreement, dated as of March 9, 1998, among the Company and the Purchasers, pursuant to which the Warrants were issued.

     Wholly-Owned Subsidiary -- means, at any time, any Subsidiary one hundred percent (100%) of all of the equity Securities (except directors' qualifying shares) and Voting Stock of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time. Other Definitions

     The following terms shall have the respective meanings ascribed to such terms in the Senior Credit Agreement, as in effect on the Closing Date and without giving effect to any amendment to the Senior Credit Agreement subsequent to the date thereof:

     Battaglia Receivables                        Letter of Credit
     Borrowing Base Certificate                   Receivables
     Inventory



Accounting Principles

          GenerallyUnless otherwise provided herein, all financial statements delivered in connection herewith will be prepared in accordance with GAAP. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP; provided, however, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

          ConsolidationWhenever accounting amounts of a group of Persons are to be determined "on a consolidated basis" it shall mean that, as to balance sheet amounts to be determined as of a specific time, the amount that would appear on a consolidated balance sheet of such Persons prepared as of such time, and as to income statement amounts to be determined for a specific period, the amount that would appear on a consolidated income statement of such Persons prepared in respect of such period, in each case with all transactions among such Persons eliminated, and prepared in accordance with GAAP except as otherwise required hereby.

          CurrencyWith respect to any determination, consolidation or accounting computation required hereby, any amounts not denominated in the currency in which this Agreement specifies shall be converted to such currency in accordance with the requirements of GAAP (as such requirements relate to such determination, consolidation or computation) and, if no such requirements shall exist, converted to such currency in accordance with normal banking procedures, at the closing rate as reported in The Wall Street Journal published most recently as of the date of such determination, consolidation or computation or, if no such quotation shall then be available, as quoted on such date by any bank or trust company reasonably acceptable to the Required Holders.

Directly or Indirectly

     Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.
Section Headings and Table of Contents and Construction

          Section Headings and Table of Contents, etc The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Agreement.

          ConstructionEach covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

Governing Law

     THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. IN ADDITION, THE PARTIES HERETO SELECT, TO THE EXTENT THEY MAY LAWFULLY DO SO, THE INTERNAL LAWS OF THE STATE OF NEW YORK AS THE APPLICABLE INTEREST LAW.
General Interest Provisions

          (m) Interest in Respect of the Notes. It is the intention of the Company and the Purchasers to conform strictly to the Applicable Interest Law. Accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement or in the Notes, the aggregate of all interest, and any other charges or consideration constituting interest under the Applicable Interest Law that is taken, reserved, contracted for, charged or received pursuant to this Agreement or the Notes shall under no circumstances exceed the maximum amount of interest allowed by the Applicable Interest Law. If any such excess interest is ever charged, received or collected on account of or relating to this Agreement and the Notes (including any charge or amount which is not denominated as "interest" but is legally deemed to be interest under Applicable Interest
     Law), then in such event:

               (i) the provisions of this Section 8.7 shall govern and control;

               (ii) the Company shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the Applicable Interest Law;

               (iii) any excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall be credited to the principal amount of the Notes by the holders thereof, and if the principal balance of the Notes is paid in full, any remaining excess shall be forthwith paid to the Company; and

               (iv) the effective rate of interest shall be automatically subject to reduction to the Maximum Legal Rate of Interest.

     If at any time thereafter, the Maximum Legal Rate of Interest is increased, then, to the extent that it shall be permissible under the Applicable Interest Law, the Company shall forthwith pay to the holders of the Notes, on a pro rata basis, all amounts of such excess interest that the holders of the Notes would have been entitled to receive pursuant to the terms of this Agreement and the Notes had such increased Maximum Legal Rate of Interest been in effect at all times when such excess interest accrued. To the extent permitted by the Applicable Interest Law, all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the indebtedness evidenced thereby shall be amortized, prorated, allocated and spread throughout the full term of the Notes.

          (n) Effect of Issuance of Notes Together with Warrants. The Company and the Purchasers agree, to the extent permitted by the Applicable Interest Law, that, for purposes of computing the interest in respect of the Notes under the Applicable Interest Law:

               (i) the aggregate purchase price of the Notes shall equal the difference of:

                    (A) Ten Million Five Hundred Thousand Dollars; minus

                    (B) the amount of original  issue discount  attributable  to the Notes in respect of the issuance of the Warrants together with the Notes (but not any original issue discount attributable at any time to the capitalization of interest in respect of the Notes);

               (ii) the amount of original issue discount attributable to the Notes in respect of the issuance of the Warrants shall be deemed to be the purchase price of the Warrants;

               (iii) the Warrants and the Notes shall be deemed to have been separately issued for the respective purchase prices set forth above; and

               (iv) no portion of the return, if any, to the holders of the Warrants in respect of their investment therein shall be deemed to be interest in respect of the Notes.

MISCELLANEOUS
Communications

          Method; AddressAll communications hereunder or under the Notes shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Company shall be addressed as set forth on Annex 2, or at such other address of which the Company shall have notified each holder of Notes. Communications to the holders of the Notes shall be addressed as set forth on Annex 1 by such holder, or at such other address of which such holder shall have notified the Company (and the Company shall record such address in the register for the registration and transfer of Notes maintained pursuant to Section 2.1).

          When GivenAny communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

          Service of  ProcessNotwithstanding  the  foregoing  provisions of this
     Section 9.1, service of process in any suit, action or proceeding arising out of or relating to this agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in Section 9.7(c).

Reproduction of Documents

     This Agreement and all documents relating hereto, including, without limitation, consents, waivers and modifications that may hereafter be executed, documents received by the Purchasers at the closing of its purchase of the Notes (except the Notes themselves), and financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by the Company or any holder of Notes by means of any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Company or such holder of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 9.2 shall prohibit the Company or any holder of Notes from contesting the accuracy or validity of any such reproduction.

Survival; Entire Agreement

     All warranties, representations, certifications and covenants contained herein, in the Securities Purchase Agreements or in any certificate or other instrument delivered hereunder shall be considered to have been relied upon by the other parties hereto and shall survive the delivery to the Purchasers of the Notes regardless of any investigation made by or on behalf of any party hereto. All statements in any certificate or other instrument delivered pursuant to the terms hereof or of the Securities Purchase Agreements shall constitute warranties and representations hereunder. All obligations hereunder (other than payment of the Notes, but including, without limitation, reimbursement obligations in respect of costs, expenses and fees) shall survive the payment of the Notes and the termination hereof. Subject to the preceding sentence, this Agreement, the Notes and the other Financing Documents embody the entire agreement and understanding between the Company and the Purchasers, and supersede all prior agreements and understandings, relating to the subject matter hereof.

Successors and Assigns

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder whether or not an express assignment to such holder of rights hereunder shall have been made by the Purchasers or their respective successors or assigns. Anything contained in this Section 9.4 notwithstanding, the Company may not assign any of its respective rights, duties or obligations hereunder or under any of the other Financing Documents without the prior written consent of all holders of Notes. For purposes of the avoidance of doubt, any holder of a Note shall be permitted to pledge or otherwise grant a Lien in and to such Note (including, without limitation, pledging such Note to a trustee for the benefit of certain secured noteholders pursuant to documents relating to the financing of such holder or to one or more banks or other institutions providing financing in connection with the purchase by such holder of such Note); provided, however, that any such pledgee or holder of a Lien shall not be considered a holder hereunder until it shall have foreclosed upon such Note in accordance with applicable law and informed the Company, in writing, of the same.

Amendment and Waiver

          RequirementsThis Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; provided, however, that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding;

               (v) change the amount or time of any prepayment or payment of principal or Prepayment Compensation Amount or the rate or time of payment of interest;

               (vi) amend or waive the  provisions of Section 6.1,  Section 6.2,
          Section 6.3 or Section 7, or amend or waive any defined term to the extent used therein;

               (vii) amend or waive the definition of "Required Holders" or otherwise amend the percentage of Notes required to be held by holders of Notes consenting to any action under this Agreement; or

               (viii) amend or waive this Section 9.5 or amend or waive any defined term to the extent used herein.

     The holder of any Note may specify that any such written consent executed by it shall be effective only with respect to a portion of the Notes held by it (in which case it shall specify, by dollar amount, the aggregate principal amount of Notes with respect to which such consent shall be effective) and in the event of any such specification such holder shall be deemed to have executed such written consent only with respect to the portion of the Notes so specified.

          No amendment, supplement or modification of the provisions of Section 7, or any defined term to the extent used therein, shall be effective to any holder of Senior Debt who has not consented to such amendment, supplement or modification.

          Solicitation of Noteholders

               SolicitationEach holder of the Notes (irrespective of the amount of Notes then owned by it) shall be provided by the Company with all material information provided by the Company to any other holder of Notes with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this
          Section 9.5 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which such amendment or waiver becomes effective.

               PaymentThe Company shall not, nor shall any Subsidiary or Affiliate, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

               Scope of Consent Any  amendment  or waiver made  pursuant to this
          Section 9.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such amendment or waiver as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted that would not have been or would not be so effected or granted but for such amendment or waiver (and the amendments or waivers of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

          Binding EffectExcept as provided in Section 9.5(b)(iii), any amendment or waiver consented to as provided in this Section 9.5 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

Expenses

          Amendments and WaiversThe Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the holders of the Notes in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect to this Agreement or any other Financing Document (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

          Restructuring and Workout, InspectionsAt any time when the Company and the holders of Notes are conducting restructuring or workout negotiations in respect hereof, or a Default or Event of Default exists, the Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees and the fees of professional advisors) incurred by the holders of the Notes in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the holders of Notes, including, without limitation, in connection with inspections made pursuant to Section 5.5; provided, however, that at all other times inspections will be at the expense of the inspecting holder of Notes.

          CollectionIf the Company shall fail to pay when due any principal of, or Prepayment Compensation Amount or interest on, any Note, the Company shall pay to each holder of Notes, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Note.

Waiver of Jury Trial; Consent to Jurisdiction, etc

          Waiver of Jury TrialTHE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN

     CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

          Consent to JurisdictionANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK COUNTY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK COUNTY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND
     DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          Service of ProcessEACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

          Other ForumsNOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF NOTES TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

Execution in Counterpart

     This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.




      [Remainder of page intentionally blank. Next page is signature page.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.

                                SUPREMA SPECIALTIES, INC.



                                By:
                                   ---------------------------------------------
                                         Name:
                                         Title:


                                ALBION ALLIANCE MEZZANINE FUND,
                                L.P.
                                By:  Albion Alliance LLC, its General Partner



                                By:
                                   ---------------------------------------------
                                         Name:
                                         Title:


                                THE EQUITABLE LIFE ASSURANCE
                                SOCIETY OF THE UNITED STATES



                                By:
                                   ---------------------------------------------
                                         Name:
                                         Title:

                                     ANNEX 1
                  ADDRESSES OF PURCHASERS; PAYMENT INSTRUCTIONS

=========================================================================================================
Purchaser Name                            ALBION ALLIANCE MEZZANINE FUND, L.P.
---------------------------------------------------------------------------------------------------------
Name in which Note is                     ALBION ALLIANCE MEZZANINE FUND, L.P.
Registered
---------------------------------------------------------------------------------------------------------
Subordinated Note                         R-1: $8,500,000
Registration Number;
Principal Amount of Note
---------------------------------------------------------------------------------------------------------
Payments on Account of
Note

         Method                           Federal Funds Wire Transfer

         Account Information              Chase Manhattan Bank, N.A.
                                          New York, New York 10019
                                          ABA # 021 000 021
                                          For the Account:  Albion Alliance Mezzanine Fund, L.P.
                                          Account #910-2-795953
---------------------------------------------------------------------------------------------------------
Accompanying Information                  Name of Company:           SUPREMA SPECIALTIES, INC.

                                          Description of
                                          Security:                  16.5% Senior Subordinated Notes
                                                                     due March 1, 2006

                                          PPN:                       86859F A* 8

                                          Due Date  and  Application  (as  among
                                          principal,  premium and  interest)  of
                                          the payment being made:
---------------------------------------------------------------------------------------------------------
Address for Notices Related               Albion Alliance Mezzanine Fund, L.P.
to Payments                               c/o Alliance Capital Management, L.P.
                                          135 West 50th Street, 6th Floor
                                          New York, NY 10020
                                          Attn: Cash Operations
---------------------------------------------------------------------------------------------------------
Address for All Other                     Albion Alliance Mezzanine Fund, L.P.
Notices                                   c/o Albion Alliance LLC
                                          1345 Avenue of the Americas, 41st Floor
                                          New York, NY 10105
                                          Attention: William Gobbo, Jr.
                                                        (212) 969-1547 - Phone
                                                        (212) 969-1529 - Fax
---------------------------------------------------------------------------------------------------------

                                    Annex 1-1

                                     ANNEX 1
              ADDRESSES OF PURCHASERS; PAYMENT INSTRUCTIONS (Cont.)


=========================================================================================================
Purchaser Name                            ALBION ALLIANCE MEZZANINE FUND, L.P.
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Other Instructions                        Signature Page Format:

                                          ALBION ALLIANCE MEZZANINE FUND, L.P.
                                          By:  Albion Alliance LLC, its General Partner


                                          By___________________________
                                                   Name:
                                                   Title:
---------------------------------------------------------------------------------------------------------
Tax Identification Number                 13-3975300
=========================================================================================================


                                    Annex 1-2

                                     ANNEX 1
              ADDRESSES OF PURCHASERS; PAYMENT INSTRUCTIONS (Cont.)

=========================================================================================================
Purchaser Name                            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                          UNITED STATES
---------------------------------------------------------------------------------------------------------
Name in which Note is                     THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
Registered                                UNITED STATES
---------------------------------------------------------------------------------------------------------
Subordinated Note                         R-2: $2,000,000
Registration Number;
Principal Amount of Note
---------------------------------------------------------------------------------------------------------
Payments on Account of
Note

         Method                           Federal Funds Wire Transfer

         Account Information              The Chase Manhattan Bank, N.A.
                                          110 West 52nd Street
                                          New York, New York 10019
                                          ABA # 021 000 021
                                          For the Account:  The Equitable Life Assurance Society of
                                          the United States
                                          Account No. 037-2-413419
---------------------------------------------------------------------------------------------------------
Accompanying Information                  Name of Company:           SUPREMA SPECIALTIES, INC.

                                          Description of
                                          Security:                  16.5% Senior Subordinated Notes
                                                                     due March 1, 2006

                                          PPN:                       86859F A* 8

                                          Due Date  and  Application  (as  among
                                          principal,  premium and  interest)  of
                                          the payment being made:
---------------------------------------------------------------------------------------------------------
Address for Notices Related               The Equitable Life Assurance Society of
to Payments                               the United States
                                          c/o Alliance Capital Management, L.P.
                                          135 West 50th Street, 6th Floor
                                          New York, NY 10020
                                          Attn: Treasury Services
---------------------------------------------------------------------------------------------------------


                                 Annex 1-3

                                     ANNEX 1
              ADDRESSES OF PURCHASERS; PAYMENT INSTRUCTIONS (Cont.)



=========================================================================================================
Purchaser Name                            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                          UNITED STATES
---------------------------------------------------------------------------------------------------------
Address for All Other                     The Equitable Life Assurance Society of
Notices                                   the United States
                                          c/o Alliance Capital Management, L.P.
                                          1345 Avenue of the Americas, 41st Floor
                                          New York, NY 10105
                                          Attention: Alliance Corporate Finance Group Inc.
                                                        (212) 969-1547 - Phone
                                                        (212) 969-1529 - Fax
---------------------------------------------------------------------------------------------------------
Other Instructions                        Signature Page Format:

                                          THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                          UNITED STATES


                                          By___________________________
                                                   Name:
                                                   Title:
---------------------------------------------------------------------------------------------------------
Tax Identification Number                 13-5570651
=========================================================================================================



                                    Annex 1-4

                                     ANNEX 2
                               ADDRESS OF COMPANY


Suprema Specialties
510 East 35th Street
P.O. Box 280 Park Station
Paterson, New Jersey 07543
Attn:    President


                                 Attachment 2-1

                                     ANNEX 3
                      EXISTING LIENS, DEBT AND INVESTMENTS

Part 4.3; Existing Liens

[TO BE PROVIDED BY THE COMPANY]



Part 4.7(d); Existing Debt

[TO BE PROVIDED BY THE COMPANY]



Part 8.1RI(g); Existing Investments

[TO BE PROVIDED BY THE COMPANY]



                                    Annex 3-1

                                                                    ATTACHMENT A
                                 [FORM OF NOTE]

THE NOTE AGREEMENT REFERRED TO IN THIS NOTE CONTAINS, AMONG OTHER THINGS, PROVISIONS WHICH LIMIT THE TRANSFER OF THIS SECURITY. A COPY OF THE NOTE AGREEMENT IS AVAILABLE FROM THE COMPANY UPON REQUEST.

                            SUPREMA SPECIALTIES, INC.

                16.5% SENIOR SUBORDINATED NOTE DUE MARCH 1, 2006

No. R-__                                                       PPN: 86859F A* 8
$__________                                             ______________ __, ____


     SUPREMA SPECIALTIES, INC. (together with its successors, the "Company"), a New York corporation, for value received, hereby promises to pay to ______ or registered assigns the principal sum of ______ DOLLARS ($______) on March 1, 2006, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of sixteen and fifty one-hundredths percent (16.5%) per annum, in arrears, monthly on the first day of each calendar month in each year, commencing on the later of April 1, 1998 and the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue partial payment of principal and principal payable at the maturity hereof) and Prepayment Compensation Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest (the due date of such payments to be determined without giving effect to any grace period), at a rate per annum equal to the lesser of (a) the highest rate allowed by applicable law and (b) the greater of (i) eighteen and fifty one-hundredths percent (18.5%), and (ii) two percent (2%) over the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York in New York, New York as its "base" or "prime" rate. The Company may pay a portion of such scheduled interest payments by adding it to the outstanding principal amount of this Note, in lieu of paying such interest in cash, all as further provided in Section 1.2 of the Note Agreement (defined below).

     Payments of principal, Prepayment Compensation Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Agreement (defined below).

     This Note is one of an issue of Notes of the Company issued in an aggregate principal amount limited to Ten Million Five Hundred Thousand Dollars ($10,500,000) pursuant to the Note Agreement (as may be amended, restated or otherwise modified from time to time, the "Note Agreement"), dated as of March 9, 1998, among the Company and the purchasers listed on Annex 1 thereto. The holder of this Note is entitled to the benefits of the Note Agreement. This Note is subject to the terms of the Note Agreement, and such terms are incorporated herein by reference. Capitalized terms used herein and not defined herein have the meanings specified in the Note Agreement.


                                 Attachment A-1

     As provided in the Note Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Prepayment Compensation Amount and in other cases with a Prepayment Compensation Amount, on the terms and subject to the conditions set forth in the Note Agreement. The holder of this Note, on the terms and subject to the conditions set forth in the Note Agreement, may elect to have the Company prepay the entire principal amount of this Note (together with any applicable Prepayment Compensation Amount) in connection with a Change in Management. All of the principal of this Note (together with any applicable Prepayment Compensation Amount) may, under certain circumstances, be declared due and payable in the manner and with the effect provided in the Note Agreement.

     The holder of this Note is hereby authorized by the Company to record (in good faith) in its manual or data processing records, and/or on Schedule A annexed to this Note, the date and amount of each addition of capitalized interest to principal, and the date and amount of each repayment of such principal and each payment of interest on account of such outstanding principal. In the absence of manifest error, such records and Schedule shall be conclusive as to the outstanding principal amount of this Note and the payment of interest accrued hereunder; provided, that the failure to make any such record entry with respect to any addition of capitalized interest to principal or any payment of principal or interest shall not limit or otherwise affect the obligations of the Company under this Note.

     The Notes and all other obligations of the Company under the Note Agreement have been unconditionally guarantied by certain Subsidiaries pursuant to the Unconditional Guaranty, dated as of March 9, 1998.

     This Note is a registered Note and is transferable only by surrender at the principal office of the Company as specified in the Note Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

     THE OBLIGATIONS EVIDENCED BY THIS NOTE ARE SUBORDINATED TO THE SENIOR DEBT ON THE TERMS PROVIDED IN THE NOTE AGREEMENT.

     THIS NOTE AND THE NOTE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                           SUPREMA SPECIALTIES, INC.



                                           By:
                                               ---------------------------------
                                                Name:

                                                Title:



                                 Attachment A-2

                                           SCHEDULE A TO NOTE NO. R-___

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Date of Cash            Original              Amount of            Amount of            Amount of             Aggregate
Interest Payment        Balance of            Interest Paid in     Interest Added       Principal             Unpaid
or Principal            Principal             Cash                 to Principal         Prepaid               Balance of
Addition or                                                                                                   Principal
Payment/Initials
of Person
Making Entry
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
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===================================================================================================================================



                                 Attachment A-3